UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

STONEGATE MORTGAGE CORPORATION
(Name of registrant as specified in its charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2016 PROXY STATEMENT

May 19, 2016

Dear Fellow Shareholders:
Please join me and the Board of Directors at our 2016 Annual Meeting of Shareholders on June 29, 2016 at 9:00 a.m. EDT. To attend the meeting, vote and/or submit questions, please log onto www.virtualshareholdermeeting.com/SGM2016 with your 12-Digit control number provided on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive materials by mail. We believe that this e-proxy process expedites shareholders' receipt of proxy materials while also lowering the costs to the Company and reducing our impact on the environment. The matters to be considered by shareholders at the Annual Meeting are described in detail in the accompanying materials.
It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the Annual Meeting. We urge you to complete your proxy card in one of the manners described in the accompanying materials even if you plan to attend the Annual Meeting. This will not prevent you from voting at the Annual Meeting but will ensure that your vote is counted if you are unable to attend.
Your continued support for and interest in Stonegate Mortgage Corporation is sincerely appreciated.
Sincerely,
James V. Smith
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
AND
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR SHAREHOLDERS MEETING TO BE HELD JUNE 29, 2016

NOTICE

Date:    Wednesday, June 29, 2016
Time:    9:00 a.m. Eastern Daylight Time
Virtual Meeting:    www.virtualshareholdermeeting.com/SGM2016

PURPOSE

•	To elect three (3) Directors for two (2) year terms or until their successors are elected and qualified;

•	To ratify the Board's Audit Committee's appointment of KPMG as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016;

•	To approve the adoption of our 2016 Omnibus Incentive Compensation Plan;

•	To approve an amendment to our 2013 Non-Employee Director Plan to increase the number of shares of stock authorized for issuance under the plan and to add an annual compensation limit; and

•	To transact such other business as may properly come before the meeting and any adjournment of the meeting. Management is not aware of any such other business at this time.

PROCEDURES

•	Our Board of Directors has fixed May 16, 2016 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

•	Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting.

The proxy statement for our 2016 Annual Meeting of Shareholders and our annual report to shareholders on form 10-K for the year ended December 31, 2015 are available on our website at www.stonegatemtg.com under Investor Relations. The approximate date on which this proxy statement, the proxy card and other accompanying materials are first being sent or given to shareholders is on or about May 19, 2016. Additionally, you may access our annual report and proxy materials at www.proxyvote.com, a website that does not identify or track visitors of the site.

By order of the Board of Directors,
Michael J. McElroy
Secretary
May 19, 2016

PLEASE VOTE

It is very important that you vote to play a part in the future of your Company. NYSE rules provide that if your shares are held through a broker, bank or other nominee, they cannot vote on your behalf on non-discretionary matters.

Proposals Which Require Your Vote

		Board Recommendation	Broker Non-Votes	Abstentions	Votes required for Approval
PROPOSAL 1	To elect three directors for 2 year term.	FOR all nominees	Do not count	Do not count
For the nominees to be elected by the holders of voting shares, approval by a majority of the votes cast. Under our Code of Regulations, a nominee who receives more AGAINST votes than FOR votes will be required to tender his or her resignation.

PROPOSAL 2	To ratify the appointment of KPMG as our independent registered public accounting firm for 2016.	FOR	Discretionary vote	Do not count	Majority of votes present in person or by proxy

PROPOSAL 3	To approve the adoption of our 2016 Omnibus Incentive Compensation Plan	FOR	Discretionary vote	Do not count	Majority of votes present in person or by proxy

PROPOSAL 4	To approve an amendment to our 2013 Non-Employee Director Plan to increase the number of shares authorized for issuance and to add an annual compensation limit.	FOR	Discretionary vote	Do not count	Majority of votes present in person or by proxy

By Internet using a computer	By telephone	By mail

Vote 24/7	Dial toll-free 24/7	Cast your ballot, sign your
www.proxyvote.com	1-800-690-6903	proxy card and send by pre-paid mail

Visit our dedicated annual meeting website: www.virtualshareholdermeeting.com/SGM2016

•	Review and download easy to read, interactive versions of our Proxy and Annual Report

•	Sign up for future electronic delivery to reduce our impact on the environment

STONEGATE MORTGAGE CORPORATION
9190 Priority Way West Drive, Suite 300
Indianapolis, IN 46240

PROXY STATEMENT

GENERAL
This proxy statement is furnished to the shareholders of Stonegate Mortgage Corporation (the “Company,” "Stonegate," “we,” “us,” or “our”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) to be voted at the virtual annual meeting of shareholders to be held on Wednesday, June 29, 2016 (the “Annual Meeting”), at 9:00 a.m., Eastern Daylight Time, or any adjournments or postponements thereof. This proxy statement and the form of proxy, along with the Annual Report for the fiscal year ended December 31, 2015, is being first sent or given to shareholders on or about May 19, 2016.
ABOUT THE ANNUAL MEETING AND PROXY MATERIALS
What is the purpose of the Annual Meeting?
At the Annual Meeting, shareholders will vote upon (1) the election of three directors, (2) the ratification of the appointment of KPMG LLP, an independent public accounting firm ("KPMG") as our independent registered public accounting firm for fiscal 2016, (3) approval of the adoption of our 2016 Omnibus Incentive Compensation Plan, (4) approval of an amendment to the 2013 Non-Employee Director Plan to increase the authorized shares for issuance under the plan, and (5) such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. In addition, our management will report on the performance of the Company and respond to questions from shareholders.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability or request a printed set of the proxy materials at no cost to the shareholder. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability.
If you do not affirmatively elect to receive printed copies of the proxy materials, you will only be able to view our proxy materials electronically on the Internet. Providing our proxy materials to shareholders on the Internet rather than printing and mailing hard copies saves us these costs. We encourage you to view our proxy materials on the Internet. Shareholders who have affirmatively elected to receive a printed set of our proxy materials may change their election and elect to view all future proxy materials on the Internet instead of receiving them by mail.

Who is entitled to vote?
Only shareholders of record at the close of business on May 16, 2016 (the “Record Date”) will be entitled to vote at the Annual Meeting, or any adjournments or postponements thereof. Each outstanding share of the Company’s common stock (the “Common Stock”) entitles its holder to cast one vote on each matter to be voted upon.
Shareholders have cumulative voting rights in the election of directors. If any shareholder gives proper written notice to any officer of the Company before the Annual Meeting, or to the presiding officer at the Annual Meeting, that shareholder may cumulate their votes for the election of directors by multiplying the number of votes to which the shareholder is entitled by the number of directors to be elected and casting all such votes for one nominee or distributing them among any two or more nominees. If such notice is given by any shareholder, votes for directors by all shareholders will be cumulated. For instance, if a shareholder only votes for one nominee, such vote will be automatically cumulated and cast for that nominee. If a shareholder has voted for more than one nominee, the total number of votes that the shareholder is entitled to cast will be divided equally among the nominees for whom the shareholder has voted.
Who can attend the Annual Meeting?
All shareholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting via a virtual meeting at www.virtualshareholdermeeting.com/SGM2016. If you hold your shares in street name, you must request a legal proxy from your broker or nominee to attend and vote at the Annual Meeting.
What constitutes a quorum?
The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. A quorum is required for business to be conducted at the Annual Meeting. As of the Record Date, 25,817,744 shares of Common Stock were outstanding, so holders of at least 12,908,873 shares of Common Stock must be present, attending the virtual Annual Meeting or by proxy, to have a quorum. If you vote your proxy electronically through the Internet or by telephone, or submit a properly executed paper proxy card, your shares will be considered part of the quorum even if you abstain from voting.
How do I vote?
You may vote in the following ways:

1.
By Internet before the Annual Meeting: You may access the website at www.proxyvote.com to cast your vote 24 hours a day, 7 days a week. You will need your control number found in the Notice of Internet Availability. Follow the instructions provided to obtain your records and create an electronic ballot.

2.
By telephone: If you reside in the United States or Canada, you may call 1-800-690-6903 by using any touch-tone telephone, 24 hours a day, 7 days a week. Have your Notice of Internet Availability in hand when you call and follow the voice prompts to cast your vote.

3.	By mail: If you request a paper proxy card, mark, sign and date each proxy card you receive and return it in the postage-paid envelope provided or mail to the location indicated on the proxy card.

4.
At the Annual Meeting: If you are a shareholder of record, you may attend the virtual Annual Meeting and vote your shares at www.virtualshareholdermeeting.com/SGM2016 during the meeting. You will need your control number found in the Notice of Internet Availability. Follow the instructions provided to vote.

Shares represented by proxies submitted through the Internet or by telephone, or those paper proxy cards properly signed, dated and returned, will be voted at the Annual Meeting in accordance with the instructions set forth therein. If a proxy is properly submitted, whether through the Internet, by telephone, or by mail using a paper proxy card, but contains no instructions, the shares represented thereby will be voted FOR all directors in Proposal 1, FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2016 in Proposal 2, FOR the approval of the adoption of the 2016 Omnibus Incentive Compensation Plan in Proposal 3, FOR the approval of the amendment to the 2013 Non-Employee Director Plan in Proposal 4 and at the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting.

The Internet and telephone voting procedures are designed to verify shareholders’ identities, allow them to give voting instructions and confirm that their instructions have been recorded properly. Shareholders voting through the Internet should be aware that they may incur costs to access the Internet and that these costs will be at the expense of the shareholder.
When do I vote?
If you wish to vote by Internet or telephone, you must do so before 11:59 p.m. Eastern Daylight Time on June 28, 2016 using www.proxyvote.com or calling 1-800-690-6903, as applicable. If you want to vote after June 28, 2016 or revoke an earlier proxy, you must submit a signed proxy card or vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/SGM2016.
Can I change my vote after I vote electronically or return my proxy card?
Yes. Even after you have voted electronically through the Internet or by telephone or submitted your proxy card, you may change your vote at any time before the proxy is exercised at the Annual Meeting. You may change your vote by:

1.	Returning a later-dated proxy by Internet, telephone or mail;

2.	Delivering a written notice of revocation to our Secretary at 9190 Priority Way West Drive, Suite 300, Indianapolis, IN 46240; or

3.	Attending the virtual Annual Meeting and voting. Your attendance at the Annual Meeting will not by itself revoke a proxy that you have previously submitted.

Shareholders who hold shares through a broker or other intermediary should consult with that party as to the procedures to be used for revoking a vote.
What does the Board recommend?
The Board’s recommendations are set forth after the description of the proposals in this proxy statement. In summary, the Board recommends a vote:

1.	FOR the election of each of the nominated directors (see Proposal 1); and

2.	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2016 (see Proposal 2);

3.	FOR the approval of the adoption of the 2016 Omnibus Incentive Compensation Plan (see Proposal 3); and

4.	FOR the approval of the amendment to the 2013 Non-Employee Director Plan to increase the number of authorized shares for issuance under the 2013 Director Plan (see Proposal 4).

If you return a properly executed proxy card without specific voting instructions, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at their own discretion.
What vote is required to approve each proposal?
For Proposal 1, the election of directors, each shareholder will be entitled to vote for three nominees, and the three nominees receiving the highest number of “FOR” votes will be elected.
For Proposal 2, the ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2016, each shareholder is entitled to one vote for each share of Common Stock held, and the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal will be required for approval.

For Proposal 3, the approval of the adoption of 2016 Omnibus Incentive Compensation Plan, each shareholder is entitled to one vote for each share of Common Stock held, and the affirmative vote of the holders of the majority of shares of Common Stock represented in person or by proxy and entitled to vote on the proposal will be required for approval.
For Proposal 4, the approval of the amendment to the 2013 Non-Employee Director Plan, each shareholder is entitled to one vote for each share of Common Stock held, and the affirmative vote of the holders of the majority of shares of Common Stock represented in person or by proxy and entitled to vote on the proposal will be required for approval.
With respect to any other matter that properly comes before the Annual Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal will be required for approval.
A “WITHHELD” vote will be counted for purposes of determining whether there is a quorum, but will not be considered to have been voted in favor of the director nominee with respect to whom authority has been withheld.
A properly executed proxy marked “ABSTAIN” with respect to Proposal 2, 3 and 4, and any other matter that properly comes before the Annual Meeting, will not be voted, although it will be counted for purposes of determining whether there is a quorum. In Proposal 2, 3 and 4, abstentions will have the same effect as a negative vote.
If your shares are held in the “street name” of a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to the proposal to be acted upon. If you do not give your broker instructions as to how to vote your shares, your broker has authority under New York Stock Exchange ("NYSE") rules to vote those shares for or against “routine” matters, such as the ratification of accounting firms. Brokers cannot vote on their customers’ behalf on “non-routine” proposals such as the election of directors or the non-binding, advisory vote on the compensation of the Company’s named executive officers. These rules apply notwithstanding the fact that shares of Common Stock are traded on the NYSE.
If your brokerage firm votes your shares only on “routine” matters because you do not provide voting instructions, your shares will be counted for purposes of establishing a quorum to conduct business at the Annual Meeting and in determining the number of shares voted for or against the routine matter. If your brokerage firm lacks discretionary voting power with respect to an item that is not a routine matter and you do not provide voting instructions (a “broker non-vote”), your shares will be counted for purposes of establishing a quorum to conduct business at the Annual Meeting, but will not be counted in determining the number of shares voted for or against the non-routine matter.
Who will count the vote?
Broadridge Financial Solutions, Inc. will act as inspector of elections to determine whether or not a quorum is present and tabulate votes cast by proxy or at the Annual Meeting.
What does it mean if I receive more than one Notice of Internet Availability?
If your shares are registered in more than one account, you will receive more than one Notice of Internet Availability. To ensure that all your shares are voted, vote electronically through the Internet or by telephone, or sign, date and return a paper proxy card for each Notice of Internet Availability you receive. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent: Broadridge Financial Solutions, Inc. at 1-800-542-1061.
How will voting on any other business be conducted?
We do not know of any business to be considered at the Annual Meeting other than the matters described in this proxy statement. However, if any other business is properly presented at the Annual Meeting, your proxy gives authority to each of Richard A. Kraemer and Michael J. McElroy to vote on such matters at their discretion.
How are proxies solicited?
In addition to use of the Internet and mail, proxies may be solicited by our officers, directors, and other employees by telephone, through electronic transmission, facsimile transmission, or personal solicitation. No additional compensation will be paid to such individuals for such activity.

What is “householding”?
We may send a single Notice of Internet Availability, as well as other shareholder communications, to any household at which two or more shareholders reside unless we receive other instruction from you. This practice, known as “householding,” is designed to reduce duplicate mailings and printing and postage costs, and conserve natural resources. If your Notice of Internet Availability is being householded and you wish to receive multiple copies of the Notice of Internet Availability, or if you are receiving multiple copies and would like to receive a single copy, or if you would like to opt out of this practice for future mailings, you may contact Broadridge Financial Solutions, Inc., by telephone at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
Who pays for the cost of this proxy solicitation?
We will bear the entire cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of the Notice of Internet Availability, the proxy statement and any additional information furnished to shareholders. We will reimburse banks, brokerage houses, and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals.
PROPOSAL 1
ELECTION OF DIRECTORS

General Information
Three directors will be elected at the Annual Meeting. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated for election the three (3) persons named below. Each has consented to being named a nominee and will, if elected, serve until the annual meeting of shareholders in 2016 or until a successor is elected.
Nominees for Director
The following table sets forth each nominees' name, age as of the Record Date and the year he first became our director.

Name	Age as of the Record Date	Year First Elected as Director
Kevin Bhatt(1)	36	2013
Richard A. Kraemer	71	2013
J. Scott Mumphrey	64	2013
(1) Mr. Bhatt is designated as a director nominee by Stonegate Investors Holdings pursuant to the Shareholders' Agreement (see below under "Other Information Regarding the Board") and has been a member of our Board of since February 2012.

Below sets forth the business experience of each of the nominees:

J. Scott Mumphrey	Richard A. Kraemer
Committees Served: Audit, Compensation, Nominating and Corporate Governance (Chair)
Mr. Kraemer brings with him over 35 years of experience from holding several senior executive positions at multiple banks and public companies as well as taking positions on several boards. Mr. Kraemer is a retired investor. Mr. Kraemer served as Chairman of the Board of Directors of Saxon Capital Inc., a publicly-traded mortgage real estate investment trust (“REIT”), from 2001 through 2006. Mr. Kraemer is a member of the Board of Directors of FBR Capital Markets. Mr. Kraemer also served as a trustee and member of the audit committee of American Financial Realty Trust (NYSE: AFR), a publicly-traded REIT, from 2002 to 2008, and he served as a director of Urban Financial Group, Inc. from 2001 to 2013. From 1996 to 1999, Mr. Kraemer was Vice Chairman of Republic New York Corporation, a publicly-traded holding company for Republic National Bank. From 1993 to 1996, Mr. Kraemer was Chairman and Chief Executive Officer of Brooklyn Bancorp, a publicly-traded holding company for Crossland Federal Savings Bank. Mr. Kraemer earned his Bachelor of Science degree in Business Administration with a major in Real Estate from Pace University, New York. We believe Mr. Kraemer is qualified to serve on our Board because of his executive expertise with financial institutions and his extensive board service of several publicly-traded companies.

Mr. Mumphrey brings with him over 35 years of executive management experience which includes extensive expertise in long and short range strategic planning, development, operations and property management. He is currently a principal at Second Curve Investments, LLC, a private equity and advisory services firm he co-founded in 2009 focused on small to moderate sized companies. Additionally, Mr. Mumphrey has served as an organizational consultant to Beijing Hualian Group, a leading Chinese retail enterprise, from October 2012 to the present. Prior to founding Second Curve Investments, LLC, he worked for Simon Property Group, the largest real estate company in the world, as President of Simon Management Group from 2002 to 2009. He was also Executive Vice President of Property Management for Simon Property Group, Inc. from 1992 to 1999. Mr. Mumphrey joined Simon Property Group and Melvin Simon & Associates, Inc. in 1974. Mr. Mumphrey earned his B.S. degree in Business Administration from Louisiana State University. We believe Mr. Mumphrey is qualified to serve on our Board because of his extensive executive management experience, his advisory work with multiple startup companies, and his investment background.

Kevin Bhatt
Mr. Bhatt is a partner of Long Ridge Equity Partners, a private investment firm focused on the financial services industry that is an affiliate of ours. Prior to joining Long Ridge in February 2010, he was a Vice President of AEA Investors, a leading middle market private equity firm, from July 2006 to February 2010. Mr. Bhatt earned his B.A. degree in economics with honors from Princeton University and his Master of Business Administration degree from Harvard Business School. We believe Mr. Bhatt is qualified to serve on our Board because of his numerous years of experience in the financial industry and deep understanding of our business.

Voting Information and Board Voting Recommendation
In accordance with Ohio law, directors are elected by a plurality of votes cast. The three nominees receiving the highest number of votes will be elected. If any nominee is unable to serve as a director, the Board may act to reduce the number of directors or the persons named in the proxies may vote for the election of such substitute nominee as the Board may propose. It is intended that proxies will be voted for such nominees in the latter circumstance. The proxies cannot be voted for a greater number of persons than three.
THE BOARD RECOMMENDS THAT SHAREHOLDERS
VOTE “FOR” EACH NOMINEE LISTED

Continuing Directors

James G. Brown	Richard A. Mirro
Age: 51 Director since: 2013	Age: 64 Director since: 2013
Mr. Brown is the co-founder and Managing Partner of Long Ridge Equity Partners, a private investment firm focused on the financial services industry that is an affiliate of ours, which he founded in July 2007. He is also a Managing Director of TH Lee Putnam Ventures, a technology-focused private equity firm, which he co-founded in August 1999. Mr. Brown has served as a director for Liquidnet’s Board of Directors since March 2000 and as a director for FXCM’s Board of Directors since January 2008. Mr. Brown graduated from New York University with a B.S. and graduated with honors from Wharton Business School of the University of Pennsylvania with a Masters of Business Administration. We believe Mr. Brown is qualified to serve on our Board because of his extensive experience investing in and serving on the boards of growth companies, and because of his deep understanding of our business. Mr. Brown was designated as a director nominee by Stonegate Investors Holdings pursuant to the Shareholders' Agreement (see below under "Other Information Regarding the Board") and has been a member of our Board since February 2012.

Committees Served: Audit (Chair), Compensation, Nominating and Corporate Governance

Mr. Mirro brings over 35 years of industry experience to Stonegate’s Board. For six years, he served North American Mortgage Corporation as President and Chief Operating Officer (1996-1999) and then as Chairman and Chief Executive Officer (1999-2002). Prior to that, he spent a decade from February 1986 to August 1996, with Chase Manhattan Mortgage where he held a variety of titles, including Chief Operations Officer, Chairman and Chief Executive Officer. Mr. Mirro also served as the CEO of Fleet Mortgage from August 1996 to December 1996. Mr. Mirro earned his B.A. in economics from St. Vincent College and a Master of Arts in mathematical economics from Duquesne University. We believe Mr. Mirro is qualified to serve on our Board because he is an accomplished financial services executive with more than 30 years of experience in the mortgage banking arena. Mr. Mirro was designated as a director nominee by Stonegate Investors Holdings pursuant to the Shareholders' Agreement (see below under "Other Information Regarding the Board") and has been a member of our Board since February 2012.

Sam D. Levinson
Age: 42 Director since: 2013
Committees Served: Audit, Compensation (Chair) and Nominating and Corporate Governance
Since 2004 Mr. Levinson has been a principal and managing partner at Glick Family Investments, a private family office located in New York, New York where he oversees private equity investments. Mr. Levinson has experience serving as a member on several boards and as a Chairman of the Audit Committee for Canary Wharf Group. Mr. Levinson has served as a director of Canary Wharf Group in London, a U.K. property developer and manager of office and retail space, since 2004; of Songbird Estates, Canary Wharf Group’s holding company, since 2004; of Coleman Cable Inc., a manufacturer of wire and cable, since 2005; of American European Group Insurance Company since 2006 and of Dynasty Financial Partners, LLC, which provides investment and technology platforms for independent financial, investment, and wealth management advisors, since 2011. Additionally, Mr. Levinson served as a director of West Coast Bancorp of Portland, Oregon from February 2011 until its sale in April 2013. Mr. Levinson is also the founder, president and controlling shareholder of Trapeze Inc., a real estate investment company, where he has served since 2002. We believe Mr. Levinson is qualified to serve on our Board because he is an experienced executive and director with numerous years of experience in the financial industry.

There are no family relationships among any of our directors, director nominees or executive officers.

Other Information Regarding the Board
Composition. Our current Code of Regulations (the “Regulations”) provides: (i) that our Board shall consist of not less than six and not more than eleven directors as the Board or shareholders may from time to time determine; and (ii) for a staggered Board with two separate "classes" of directors which are comprised of at least three directors each. Our directors are divided into the following classes:

Class I	Class II
Kevin Bhatt	James G. Brown
J. Scott Mumphrey	Sam D. Levinson
Richard A. Kraemer	Richard A. Mirro
Under our shareholders’ agreement, as amended (the “Shareholders’ Agreement”) with Stonegate Investors Holdings, which is our largest shareholder, Stonegate Investors Holdings is entitled to nominate (i) two directors until the date on which their beneficial ownership of Common Stock falls below 15% of the outstanding shares of Common Stock and (ii) thereafter one director until the date on which their beneficial ownership of Common Stock falls below 10% of the outstanding shares of Common Stock. In addition, at least one Stonegate Investors Holdings nominated director will be on each committee of our Board until the date on which their beneficial ownership of Common Stock falls below 10% of the outstanding shares of Common Stock for so long as their representation on those committees is permitted by the corporate governance rules of the national securities exchange on which our shares of Common Stock are then listed. See “Certain Relationships and Related Party Transactions” for a further description of the Shareholders’ Agreement.
Our Board has determined that Messrs. Mirro, Levinson, Kraemer and Mumphrey are our independent directors with independence being determined in accordance with the NYSE listing standards. Our independent directors will meet regularly in executive sessions without members of management present. Our Chairman of the Board, Mr. Kraemer, will lead those executive sessions.
Our Board believes its members collectively have or will have the experience, qualifications, attributes and skills to effectively oversee the management of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to Board duties, a commitment to representing the best interests of our Company and our shareholders and a dedication to enhancing stockholder value.
Meetings. The Board met nine times during fiscal 2015. In addition, during fiscal 2015 the Audit Committee met eight times, the Nominating and Corporate Governance Committee met three times and Compensation Committee met five times. Other than Mr. Bhatt and Mr. Levinson, who attended 89% of the Board meetings, and Mr. Levinson, who attended 64% of the Nominating and Corporate Governance Committee and 80% of the Compensation Committee meetings in 2015, all of the directors attended 100% of the Board and committee meetings on which he served during 2015. All of the directors who were serving on the Board at the time attended last year’s annual meeting of shareholders.
Committees. Our Board has three committees: (i) the Audit Committee; (ii) the Compensation Committee; and (iii) the Nominating and Corporate Governance Committee. Each of these committees consists of three members.

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Sam D. Levinson	Member	Chair	Member
Richard A. Mirro	Chair	Member	Member
J. Scott Mumphrey	Member	Member	Chair
Each of the three committees operates under a written charter adopted by the Board, a copy of which is available to shareholders on our website at www.stonegatemtg.com (select “Investor Relations” and click on “Corporate Governance”).

Audit Committee. The Audit Committee assists the Board in overseeing our accounting and financial reporting processes and the audits of our financial statements. Further, the Audit Committee supervises the Company’s internal audit function.
All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE. Our Board has affirmatively determined that each member of our Audit Committee is an independent director as defined under the applicable rules and regulations of the SEC and the NYSE. Our Board has determined that all members of our Audit Committee qualify as “audit committee financial experts” under SEC rules and regulations.
Compensation Committee. The Compensation Committee supports the Board in fulfilling its oversight responsibilities relating to senior management and director compensation, including the administration of our executive compensation arrangements and 2011 Omnibus Incentive Plan, the 2013 Omnibus Incentive Compensation Plan and the 2013 Non-Employee Director Plan.
The Compensation Committee charter permits the Compensation Committee to delegate its duties and responsibilities to a subcommittee of the Compensation Committee. In particular, the Compensation Committee may delegate approval of certain transactions to a subcommittee consisting solely of members of the Compensation Committee who are (i) "Non-Employee Directors" for the purposes of rule 16b-3 under the Securities Exchange Act of 1934, as in effect from time to time, and (ii) "outside directors" for the purposes of Section 162(m) of the Internal Revenue Code, as in effect from time to time. Mr. Kraemer and our human resources department provide both advice and comparative compensation data to assist the Compensation Committee with determining the compensation of any of our executives or directors. No members of the Board of Directors other than Mr. Kraemer has a role in recommending to the Compensation Committee the compensation of any of our executives or directors.
Our Board has affirmatively determined that each of the committee members are independent directors of our Compensation Committee as defined under the applicable rules and regulations of the SEC and the NYSE.
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the Board in identifying and recommending candidates to fill vacancies on the Board and for election by the shareholders, recommending committee assignments for members to the Board, overseeing the Board’s annual evaluation of the performance of the Board, its committees and individual directors, reviewing compensation received by directors for service on the Board and its committees and developing and recommending to the Board appropriate corporate governance policies, practices and procedures for our Company.
It is the policy of our Nominating and Corporate Governance Committee to consider candidates for Director recommended by you, our shareholders and will evaluate such candidates in the same manner and subject to the same criteria as other candidates identified by or submitted for consideration to the Corporate Governance and Nominating Committee. Shareholders may nominate candidates by timely submitting a nomination in proper written form to the Secretary. In evaluating all nominees for Director, our Nominating and Corporate Governance Committee takes into account the applicable requirements for Directors under the Securities Exchange Act of 1934, as amended, and the listing standards of the NYSE. In addition, our Nominating and Corporate Governance Committee takes into account our best interests, as well as such factors as personal qualities and characteristics, accomplishments, reputation in the business community, knowledge, contacts, ability and willingness to commit adequate time to Board and committee matters, the fit of the individual’s skills and personality with those of other directors and diversity of viewpoints, background, experience and other demographics.
Our Board has affirmatively determined that each of the committee members are independent directors of our Corporate Governance and Nominating Committee as defined under the applicable rules and regulations of the SEC and the NYSE.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is, or has at any time during the past year, been an officer or employee of ours. None of our executive officers currently serve, or in the past year has served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on our Board or Compensation Committee.

Governing Documents
The following primary documents make up Stonegate’s corporate governance framework:
•Corporate Governance Guidelines
•Audit Committee Charter
•Compensation Committee Charter
•Nominating and Corporate Governance Committee Charter
•Code of Ethics

These documents are accessible on Stonegate’s website at www.stonegatemtg.com by clicking on “Investor Relations,” then “Corporate Governance.” You may also obtain a free copy of any of these documents by sending a written request to Stonegate Mortgage Corporation, 9190 Priority Way West Drive, Suite 300, Indianapolis, IN 46240, Attention: Secretary. Any substantive amendment to or grant of a waiver from a provision of the Code of Ethics, which applies to all of our directors, officers and employees, for the chief executive officer and senior financial officers requiring disclosure under applicable SEC or NYSE rules will be posted on Stonegate’s website.
Corporate Governance Guidelines
This document sets forth the Company’s primary principles and policies regarding corporate governance. The Corporate Governance Guidelines are reviewed from time to time as deemed appropriate by the Board. The matters covered by the Corporate Governance Guidelines include the following:
•Board Composition
•Board Leadership
•Selection of Directors
•Director Continuation
•Board Meetings
•Executive Sessions
•Board Committees
•Management Succession
•Executive Compensation
•Board Compensation
•Expectations for Directors
•Evaluation of Board Performance
•Outside Advice and Reliance on Management.

Board Leadership Structure
Richard A. Kraemer serves as our Chairman of the Board. The Chairman of the Board presides over meetings of the Board and is primarily responsible for the direction and implementation of the Board’s oversight functions over the management and strategic direction of the Company. The Board is free to select its Chairman and the Company’s Chief Executive Officer in the manner it considers in the best interests of the Company at any given point in time.

Board’s Role in Risk Oversight
Our Board and each of its Committees are involved in overseeing risk associated with the Company. The Board and the Audit Committee monitor Stonegate’s credit risk, liquidity risk, regulatory risk, operational risk and enterprise risk by regular reviews with management and internal and external auditors. In its periodic meetings with the internal auditors and the independent accountants, the Audit Committee discusses the scope and plan for internal audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs. The Board and the Nominating and Corporate Governance Committee monitor the Company’s governance and succession risk by regular reviews with management. The Board and the Compensation Committee monitor the Company’s compensation policies and related risks by regular reviews with management. The Board's role in risk oversight is consistent with the Company’s leadership structure with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its Committees providing oversight in connection with these efforts.

Communications with the Board
Any Stonegate stockholder or other interested party who wishes to communicate with the Board or any of its members may do so by writing to: Corporate Secretary, Stonegate Mortgage Corporation, 9190 Priority Way West Drive, Suite 300, Indianapolis, IN 46240, United States. Communications may also be made on the website at www.stonegatemtg.com by clicking on “Investor Relations,” then “Corporate Governance,” then “Contact the Board.”
DIRECTOR COMPENSATION
The Board believes that competitive compensation arrangements are necessary to attract and retain qualified directors. The Company now provides each director an annual cash retainer of $60,000 and an annual restricted stock unit award with a grant date value of $60,000. The annual retainers for the Audit, Compensation and Nominating and Corporate Governance committee chairs are $15,000, $10,000 and $10,000 respectively. Additionally, the annual retainer for the Chairman of the Board and/or Lead Director is $50,000.
In connection with the May 2013 private offering, we made grants of stock options to purchase up to 35,888 shares of Common Stock in the aggregate at an exercise price of $18.00 a share to two of our directors, Messrs. Kraemer and Levinson. These options are subject in all respects to the terms and conditions set forth in the 2011 Plan, as described below in “Executive Compensation-Equity Compensation and Equity Plans”, and the award agreements pursuant to which these options were granted. These options vest, subject to the grantee’s continued service with the Company, in equal annual installments on each of the first through fourth anniversaries of the May 15, 2013 grant date. Other provisions, including with respect to termination of service, are described below in connection with the summary of the 2011 Plan.
We will also reimburse our directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including, without limitation, travel expenses in connection with their attendance in-person at Board and committee meetings. Directors who are employees will not receive any compensation for their services as directors.
Additionally, on August 2, 2013, our Board approved the adoption of the 2013 Non-Employee Director Plan (the “2013 Director Plan”), and our shareholders approved the 2013 Director Plan on August 29, 2013 at our 2013 Annual Meeting. A total of 104,812 shares of Common Stock was reserved and available for issuance under the 2013 Director Plan. The 2013 Director Plan and the awards granted thereunder have substantially the same terms as described below in “Executive Compensation-Equity Compensation and Equity Plans” for the 2013 Omnibus Plan and in connection with Proposal 4.
The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2015.

Name (a)	Fees earned or paid in cash ($)(b)	Stock Awards ($)(c)(1)		Total ($)(d)
Kevin B. Bhatt	60,000	60,000	(2)	120,000
James G. Brown	60,000	60,000	(2)	120,000
Richard A. Kraemer	110,217	170,000		280,217
Sam D. Levinson	70,000	60,000		130,000
Richard A. Mirro	75,000	60,000		135,000
J. Scott Mumphrey	63,333	60,000		123,333

(1)
Represents the ASC 718 grant date fair value of the restricted stock awards to the directors. Restricted stock unit awards granted to directors must be held in the director deferred compensation account since each of the directors has deferred acceptance of these shares until after they are no longer a member of the Board.

(2)	Issued to Long Ridge Equity Partners, LP of which Long Ridge Equity Partners, LLC is the general partner over which Messrs. Kevin Bhatt and James Brown have voting and dispositive authority.

The following table sets forth the aggregate number of shares of restricted stock units held by each director as of December 31, 2015.

Name of Director	Number of Restricted Stock Units(1)
Kevin B. Bhatt (1)	12,606
James G. Brown(1)	12,606
Richard A. Kraemer	24,161
Sam D. Levinson	12,606
Richard A. Mirro	12,606
J. Scott Mumphrey	12,606

(1)	Issued to Long Ridge Equity Partners, LP of which Long Ridge Equity Partners, LLC is the general partner over which Messrs. Kevin Bhatt and James Brown have voting and dispositive authority.

EXECUTIVE OFFICERS

James V. Smith	Carrie Preston
Chief Executive Officer	Chief Financial Officer and Chief Accounting Officer
Age: 58 Executive since: 2015	Age: 45 Executive since: 2014
Mr. Smith  joined Stonegate Mortgage in September 2015 as President and Chief Operating Officer and was promoted to Chief Executive Officer effective April 18, 2016. Mr. Smith has over 25 years’ experience in the mortgage and consumer finance industry primarily focused on building and leading loan origination, operations and servicing platforms. Prior to joining Stonegate Mortgage, he served as Director of US Mortgage Operations for Wipro Limited. Prior to his role at Wipro, Mr. Smith served as Senior Vice President with Bank of America Corporation where he was responsible for leading centralized loan operations centers located throughout the eastern and central United States. Prior to Bank of America, Mr. Smith held several executive leadership roles with Saxon Capital, Inc., including Senior Vice President of Mortgage Operations, Executive Vice President of National Production and President of Saxon Mortgage, Inc., where he led all US mortgage lending activities including Retail, Wholesale and Correspondent business channels. Mr. Smith received his Bachelor of Business Administration degree in Finance from Georgia State University in Atlanta, Georgia.

Ms. Preston joined Stonegate in October 2014 as the Chief Accounting Officer, leading our accounting and SEC reporting teams and in March 2016 she became the Chief Financial Officer. Prior to that, Ms. Preston consulted with Stonegate Mortgage for Sarbanes-Oxley and financial reporting. She brings over twenty years of experience in accounting, auditing and financial reporting for publicly-traded companies, primarily in financial services and mortgage banking sector. Prior to joining Stonegate, she served as Chief Financial Officer of Union Mortgage Group, Inc. and Senior Vice President and Controller of Saxon Capital, Inc. She began her career at KPMG, assisting financial services and mortgage banking clients. Ms. Preston holds a Bachelor of Business Administration degree, with a concentration in accounting, from the College of William and Mary.

Kelly Henry
Chief Risk Officer
Age: 39 Executive since: 2014
David Dill
Ms. Henry originally came to Stonegate Mortgage in February 2014 as SVP, Credit Administration from Flagstar Bank where she served as SVP, Director of Mortgage Underwriting Operations. Prior to that, she was Assistant Vice President, Government Loan Operations for CitiMortgage. As Chief Risk Officer, Kelly will continue to have full responsibility for leadership of the company’s risk functions and will provide executive direction for implementation and execution of the organization’s operational risk and quality control functions. She has an MBA from Michigan State University and over 20 years industry experience.

Executive Vice President - Servicing
Age: 52 Executive since: 2015
Mr. Dill joined Stonegate in October 2015 as Executive Vice President of Loan Servicing. From 2013 to 2015, Mr. Dill was Chief Operating Officer for Supreme Lending, where he provided daily oversight of the organization at the executive level. In all, Mr. Dill brings nearly 20 years of experience in mortgage servicing, building infrastructure, providing continuous process improvement procedures, and establishing a culture of accountability and cost management to his current position.

John F. Macke	R. Douglas Gilmore
Executive Vice President	Chief Information Officer
Age: 50 Executive since: 2012	Age: 48 Executive since: 2015
In April 2013 he became our Chief Financial Officer. In May 2014 he returned to his previous position as Executive Vice President of Capital Markets. From May 2010 to December 2011, Mr. Macke was the Executive Vice President and Chief Financial Officer of Americare Ambulance Service, a provider of emergent and non-emergent ambulance transportation. Prior to that, from May 2008 to January 2010, Mr. Macke was the Chief Financial Officer and Founder of Automated Call Technologies, a telecommunications transaction processing business. Additionally, from 1987 to 2006, Mr. Macke was with Irwin Mortgage, a residential mortgage lending company, where he was the senior vice president responsible for capital markets, strategy and business development. He spent a large portion of his career managing the financial analysis department which included servicing valuation and mortgage servicing rights hedging among other duties. Mr. Macke was also the Chief Operating Officer of Freedom Mortgage after its acquisition of Irwin Mortgage. He holds an MBA from the Kelley School of Business at Indiana University and a BS degree in finance from the University of Dayton.

 Mr. Gilmore joined Stonegate Mortgage in January 2015 as Chief Information Officer responsible for leading the organization’s IT and technology efforts. Mr. Gilmore brings over 20 years of experience in information security, network architecture and systems engineering to the company. Prior to joining Stonegate Mortgage, he held a number of senior technology executive positions with companies. Most recently, he served as Chief Information Officer at ChaCha Search Inc. where he oversaw the 24/7/365 infrastructure and applications that serviced ChaCha’s 40+ million users, 60+ thousand guides.

Steve Landes	Michael J. McElroy
Director of National Sales	General Counsel and Secretary
Age: 47 Executive since: 2008	Age: 46 Executive since: 2013
He oversees the Company’s retail, wholesale and correspondent lending channels. Mr. Landes’ experience in mortgage lending encompasses 22 years, including positions as Senior Vice President of Retail Lending at Novastar Mortgage from April 2000 to February 2006, where he was responsible for 4,500 employees in over 400 retail offices throughout the Unites States; CEO of Ampro Financial Services, a national title company, from March 2002 to August 2003 and Regional President for IndyMac Bank from February 2006 to January 2008, with responsibility for sales and operations of the wholesale and correspondent lending channels throughout the central United States. Mr. Landes holds a BS degree in finance from the University of Central Missouri.

Prior to joining the Company, Mr. McElroy served as Senior Vice President and General Counsel of Home Loan Servicing Solutions, Ltd. from March 2012 to October 2013, where he served as chief legal officer. From January 2011 to March 2012, he served as Senior Vice President and Deputy General Counsel of Ocwen Financial Corporation, where his duties included directing transactional legal matters. Prior to joining Ocwen, from June 2010 to January 2011 he was an Associate General Counsel at Fannie Mae where he was responsible for mortgage-backed security offerings, loss mitigation on the securities portfolio and structured transactions. Before joining Fannie Mae, from September 1997 to June 2010 he was an associate and then a partner at Orrick, Herrington & Sutcliffe LLP in the Financial Markets Group, where he represented financial institutions in connection with securities offerings, derivatives and regulatory compliance. Mr. McElroy holds a Bachelor of Arts in Economics and Political Science from Kenyon College, a Masters in Government from the University of Virginia, and a Juris Doctor from the Georgetown University Law Center.

Security Ownership of Principal Shareholders and Management

The following table sets forth, as of the close of business on May 16, 2016, the number and percentage of outstanding shares of Common Stock beneficially owned (i) by each person who is known to us to beneficially own more than five percent of Common Stock, (ii) by each director and director nominee, (iii) by each executive officer named in the Summary Compensation Table, and (iv) by all our directors and executive officers as a group.
The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or other rights held by that person that are exercisable or will become exercisable within 60 days after the date of this prospectus, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the shares of Common Stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.
The percentages reflect beneficial ownership immediately prior to this offering as determined in accordance with Rule 13d-3 under the Exchange Act. Unless otherwise indicated, the address for all beneficial owners in the table below is 9190 Priority Way West Drive, Suite 300, Indianapolis, IN 46240.

	Common Stock Outstanding
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
5% or Greater Shareholders:
Affiliates of Long Ridge Equity Partners, LLC(1)	7,476,266	28.98%
1120 Avenue of the Americas, 18th Floor
New York, NY 10036
American Financial Group, Inc.(2)	2,602,111	10.09%
Great American Insurance Tower, 301 East Fourth Street
Cincinnati, OH 45202
Long Pond Capital GP, LLC (3)	2,512,225	9.74%
1120 Avenue of the Americas, 18th Floor
New York, NY 10036
Second Curve Capital, LLC(4)	2,015,380	7.81%
350 5th Ave., Suite 4730
New York, NY 10118

Executive Officers and Directors:
James V. Smith	70,000	0.27%
Steve Landes(5)	291,091	1.13%
John Macke(6)	100,750	0.39%
Michael J. McElroy	35,211	0.14%

	Common Stock Outstanding
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Richard A. Kraemer	62,105	0.24%
Sam D. Levinson(7)	1,947,763	7.55%
J. Scott Mumphrey(8)	597,756	2.32%
Kevin Bhatt(9)	3,738,133	14.49%
James G. Brown(9)	3,738,133	14.49%
Richard A. Mirro(10)	114,100	0.44%
James A. Cutillo(11)	739,720	2.87%
Robert B. Eastep(11)	43,302	0.17%
All executive officers and director as a group (12 persons)	11,478,064	44.50%

(1)
Includes (a) 6,943,363 shares of common stock currently held by of record Stonegate Investors Holdings, LLC (b) 91,984 shares of common stock currently held of record by Long Ridge Equity Partners, LLC, (c) 104,691 shares of common stock currently held of record by Long Ridge Equity Partners I, LP, (d) 33,239 shares of common stock currently held of record by Long Ridge Offshore Subsidiary Holdings, LLC, (e) 238,715 shares of common stock available for immediate purchase at $18.00 per share by Stonegate Investors Holdings pursuant to their Warrant Agreement, which is described further under “Certain Relationships and Related Party Transactions-Arrangements with Long Ridge Equity Partners and its Affiliates-Warrant Agreement” following a distribution to Glick Pluchenik 2011 Trust and Long Ridge Equity Partners, LLC of warrants to purchase 35,156 and 3,906 shares, respectively, of common stock in September 2013, and (f) 3,906 shares of common stock available for immediate purchase at $18.00 per share by Long Ridge Equity Partners, LLC pursuant to the exercise of warrants described above.

(2)
American Financial Group Inc. is the parent company of the following subsidiaries which own 2,602,111 shares of common stock: (a) Great American Insurance Company, an Ohio corporation; (b) Great American Life Insurance Company, an Ohio corporation; and (c) National Interstate Insurance Company, an Ohio corporation.

(3)
Long Pond LLC, as the general partner of Long Pond LP, may direct it to vote the disposition of the 2,512,225 shares of common stock held by Long Pond Capital GP LLC as the principal of Long Pond LP, Mr. John Khoury may direct the vote and disposition of the 2,512,225 shares of common stock.

(4)
Second Curve Capital, LLC is an investment adviser in accordance with Section 240.13d-1(b)(1)(ii)(F) and a parent holding company or control person in accordance with Section 240.13d-1(b)(1)(ii)(G) for which J. Scott Mumphrey is a member.

(5)	Includes exercisable options to purchase 89,722 shares of common stock granted under the 2013 Omnibus Plan which vest in four annual installments beginning May 15, 2014 and ending May 15, 2017.

(6)
Represents 80,750 stock options issued May 15, 2014 with and exercise price of $18.00 per share which vest in four equal installments beginning May 15, 2014 and ending May 15, 2017 and 20,000 restricted stock shares which vest in three equal installments beginning October 29, 2016 and ending on October 29, 2018.

(7)
Represents 661,867 shares of common stock owned by Diaco Investments LP, 1,042,140 shares of common stock currently held of record by Glick Pluchenik 2011 Trust, 35,156 shares of common stock available for immediate purchase at $18.00 per share by Glick Pluchenik 2011 Trust pursuant to the exercise of warrants described above and 450,000 shares of common stock purchased by Siget NY Partners, LP in this offering. Mr. Levinson is the chief investment officer of Siget NY Partners, LP, which is the investment management company for Diaco Investments LP, and a principal and managing partner of Glick Family Investments, a private family office located in New York, New York, which is affiliated with the Glick Pluchenik 2011 Trust.

(8)	All shares of common stock are owned of record by Second Curve Investments, LLC of which J. Scott Mumphrey and his spouse own 50 percent of the outstanding voting equity interests.

(9)
Messrs. Bhatt and Brown are each principals and officers of certain affiliates of Long Ridge Partners, whose ownership is set forth above in footnote (1) and thus may have control of such shares. Although each of Messrs. Bhatt and Brown may be deemed to be the beneficial owner of shares beneficially owner of shares beneficially owned by affiliates

(10)	Represents immediately exercisable options to purchase 101,494 shares of common stock granted under the 2011 Plan.

(11)	Based on information available to the Company as the date of this Proxy.

EXECUTIVE COMPENSATION
Summary Compensation Table

The following table presents compensation awarded, paid to or accrued in 2015 to the individuals who served as our principal executive officer during 2015 and our two other most highly compensated persons serving as executive officers as of December 31, 2015, in each case for services rendered during 2015. We refer to these executive officers as our “named executive officers.”

Name & Principal Position	Year		Salary ($)	Bonus ($)(1)	Equity Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
James J. Cutillo Chief Executive Officer and Director	2015	(5)	306,871	—	—	—	2,132,055	2,438,926
	2014		433,333	—	—	—	68,241	501,574
	2013		384,377	—	6,498,819	153,751	810,275	7,847,222

Richard A. Kraemer Chief Executive Officer and Director	2015	(6)	176,750				12,081	188,831

Robert B. Eastep Chief Financial Officer	2015	(7)	321,875	—	—	—	52,924	374,799
	2014		209,376	25,000	190,170	—	21,534	446,080

Michael J. McElroy General Counsel and Secretary	2015		269,182	—	60,211	—	29,688	359,081
	2014		275,000	85,000	—	—	19,288	379,288

(1)
See “Executive Compensation-Bonuses” below and the description of the applicable employment or severance arrangements of Messrs. Kraemer, Cutillo, Eastep and McElroy under “Executive Compensation-Employment Arrangements” below for a description of the bonus eligibility of our named executive officers.

(2)
Based on the grant-date fair value of the stock options awarded and restricted stock units to each named executive officer determined in accordance with FASB ASC Topic 718. The Company used the Black-Scholes option pricing model to estimate the fair value of the stock options granted on the grant date. See “Notes to Consolidated Financial Statements-18. Stock-Based Compensation” in the Company’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2014 and 2013, for additional information regarding the assumptions used in the Black-Scholes option pricing model for stock options granted during 2014 and 2013.

(3)	For 2015 and 2014, the Board determined that the non-equity incentive plan compensation would be zero.

(4)
All Other Compensation includes: for each named executive officer, company matching 401(k) contributions and disability insurance premiums; for Mr. Cutillo, HSA contributions, monthly automobile expenses, monthly country club dues, health insurance premiums, accelerated value of vesting options, consulting fees and other personal travel related expenses; for Mr. Eastep, HSA contributions, monthly automobile expenses and rental and utilities costs for an apartment in Indianapolis, IN; and for Mr. McElroy, rental and utilities costs for an apartment in Indianapolis, Indiana.

(5)	Mr. Cutillo resigned as Chief Executive Officer of the Company effective September 10, 2015. Amounts paid to Mr. Cutillo in connection with his termination of employment are further described below.

(6)	Mr. Kraemer became the interim Chief Executive Officer of the Company effective September 10, 2015.

(7)	Mr. Eastep resigned from the Company effective March 4, 2016.

Outstanding Equity Awards at Fiscal Year End

The table below reports the number of stock options and restricted stock units held by each of our named executive officers as of December 31, 2015.

		Option Awards (1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares of or Units of Stock Granted That Have Not Vested (#)		Market Value of Shares or Units of Stock Granted That Have Not Vested ($)(2)
Robert B. Eastep	9/24/2014	7,828		23,484	14.04	9/24/2024	—		—
Richard A. Kraemer	10/9/2013	8,972		8,972	18.00	5/15/2023	—		—
	7/30/2015	—		—	—		3,152	(3)	17,178.00
Michael J. McElroy	12/19/2013	—		—	—		11,737	(4)	63,967.00
James J. Cutillo	10/9/2013	672,914	(5)	224,304	18.00		—		—

(1)
One-quarter (1/4) of the optioned shares will vest in a lump sum on each of the first, second and third anniversaries of the vesting commencement date, subject to the recipient's continued service through each anniversary.

(2)	Per share grant date fair value of stock awards is $5.45.

(3)	21,010 restricted stock units vested upon grant. The remaining 3,152 restricted stock units vest on May 27, 2016.

(4)	Restricted stock units vest in three annual installments beginning on December 19, 2014 and ending December 19, 2016.

(5)	In connection with Mr. Cutillo's termination of employment as further described below, 224,305 stock options vested in September 2015.

Bonuses

The Company maintains an annual bonus program (the “Annual Incentive Plan”). Participants in the Annual Incentive Plan are selected by the Board after being recommended for participation by the Chief Executive Officer. The Board sets a maximum bonus payout based on a participant’s salary, establishes performance goals for each participant and determines whether such goals have been met for the annual performance period pursuant to the terms of the plan. Our Board relies primarily on the judgment of its members in making bonus determinations after reviewing our performance and financial condition for the year and carefully evaluating an executive officer’s performance during the year. In addition, our Board considers an executive officer’s leadership qualities, business responsibilities and length of career with us in determining an appropriate bonus amount. To date, bonuses for our executive officers have been approved by our Board on a discretionary basis in those instances where it desires to reward outstanding performance during the fiscal year by our executive officers.
Employment Arrangements

Employment Arrangement with Mr. Kraemer. On September 1, 2015, Mr. Kraemer and the Company entered into a letter agreement (the “Letter Agreement”), which provided that Mr. Kraemer be employed, effective as of September 10, 2015, on an at-will basis as Interim Chief Executive Officer and will receive base salary at a weekly rate of $10,500 (effective as of August 31, 2015). On April 27, 2016, Mr. Kraemer was granted a special transition award at the completion of his service as Interim Chief Executive Officer paid in the form of a restricted stock unit award for 178,891 shares of Common Stock, that vests in full on the third anniversary of grant (or earlier upon a change in control, termination for death or disability, or termination (other than for cause or separation) after the first anniversary of the grant date). Mr. Kraemer was also entitled to reimbursement of reasonable expenses incurred for his travel and housing in connection with the performance of his duties. During the period of his employment, he was also entitled to all standard employee benefits afforded to Stonegate’s executive employees. Mr. Kraemer served as Interim Chief Executive Officer until April 18, 2016 and as an employee until April 30, 2016.

Employment Arrangement with Mr. McElroy. On April 5, 2016, the Company entered into an employment agreement with Michael J. McElroy, our General Counsel and Secretary. The agreement provides for at-will employment, meaning that either we or Mr. McElroy can terminate the agreement at any time for any or no reason.
Material terms of the employment agreement include:

•	an annual base salary of $290,000, re-determined annually by the Board;

•	eligibility for annual performance bonuses, as determined by the Board in its sole discretion, payable in cash or grants of stock, as determined by the Board; and

•	participation in our benefit plans on the same basis as peer executives.
If we terminate Mr. McElroy’s employment for “cause” (as described below), he will be entitled to his annual base salary through the termination date, reimbursement for any unreimbursed business expenses incurred in accordance with Company policy prior to the date of termination, and such employee benefits, if any, as to which he may be entitled under the employee benefit plans or policies of the Company according to their terms, all reduced by amounts owned by Mr. McElroy to the Company (the “McElroy Accrued Payments”), but thereafter will have no further rights under the agreement. “Cause” generally means failure to exercise duties after written notice, dishonest actions including fraud and embezzlement, conviction of certain crimes, excessive alcohol use in the workplace, use of illegal drugs, misconduct that might subject us to liability, breach of Mr. McElroy’s duty of loyalty, Mr. McElroy’s breach of his employment agreement or any other agreement with us, insubordination, or being found guilty by a court of law of discrimination or harassment of any employee (or entering a settlement agreement for such a discrimination or harassment claim).
If Mr. McElroy resigns without “good reason” (as described below), is terminated by us due to disability or dies during the term of the agreement, he will, in each case, be entitled to payment of the McElroy Accrued Payments and any earned but unpaid annual bonus. “Good reason” generally means a material diminution in Mr. McElroy’s base salary (other than a similar diminution that impacts other similarly situated executives), a material diminution in Mr. McElroy’s authority or any other action of the Company constituting a material breach of the employment agreement.

If we terminate Mr. McElroy’s employment without “cause” (other than by reason of death or disability) or Mr. McElroy resigns for “good reason,” he will be entitled to payment of the McElroy Accrued Payments, any earned but unpaid annual bonus and, subject to the execution of a release of claims in favor of us, a lump sum cash payment in an amount equal to twelve-months of Mr. McElroy’s then-current base salary.
Additionally, if a “change in control” (which is generally consistent with the definition as described for the 2013 Omnibus Plan) occurs and either (i) Mr. McElroy remains employed by the Company (or its successor following such change in control) for at least 120 calendar days following such change in control or (ii) Mr. McElroy is terminated by the Company for any reason other than cause during such 120-day period, Mr. McElroy will be entitled to receive (1) a lump sum cash payment in an amount equal to twenty-four months of Mr. McElroy’s then-current base salary, (2) accelerated vesting of any then-outstanding unvested Company equity incentive awards, (3) any earned but unpaid annual bonus and (4), in the event his employment by the Company is terminated as described in clause (ii) above, any McElroy Accrued Payments, subject to the execution of a release of claims in favor of us.
The employment agreement also contains a confidentiality provision, which applies indefinitely, non-competition restrictions that apply during the term of the employment agreement, and customer and employee non-solicitation restrictions which apply for one year following Mr. McElroy’s termination of employment for any reason.

Severance Agreement with Mr. Cutillo. Effective as of September 10, 2015, Mr. Cutillo resigned as the Company’s Chief Executive Officer and a director of the Company. In connection with his employment termination, the Company entered into a separation and release agreement with Mr. Cutillo, dated September 1, 2015 (the “Separation Agreement”), with respect to the terms of his separation. Pursuant to the Separation Agreement, Mr. Cutillo will receive continuation for one year of his then current base salary, paid in semi-monthly payments over a period of twelve months in accordance with our standard payroll policy, consistent with his employment agreement with the Company, dated as of March 9, 2012, as amended May 14, 2013. Mr. Cutillo will remain subject to a non-competition restriction for 12 months following his termination, a non-solicitation restriction for two years following his termination and perpetual restrictions. In addition, certain outstanding equity awards previously granted to Mr. Cutillo for his prior service will vest and become exercisable. Concurrently with the Separation Agreement, Mr. Cutillo and the Company entered into a consulting agreement (the “Consulting Agreement”), which provides that Mr. Cutillo will serve as a consultant following the termination of his employment with the Company. The term of Mr. Cutillo’s consulting engagement was from September 11, 2015 until March 11, 2016, for which Mr. Cutillo received a monthly payment of $10,000. The Consulting Agreement also provided for covenants regarding confidentiality and non-disparagement. Additional detail regarding these arrangements is provided on the Form 8-K filed by the Company on September 2, 2015.

Employment Agreement with Mr. Eastep. Mr. Eastep resigned from the Company effective March 4, 2016. We had previously entered into an employment agreement with Mr. Eastep, which became effective on August 7, 2014, and governed the terms of Mr. Eastep’s employment until his resignation. The agreement provided for at-will employment, meaning that either we or Mr. Eastep could terminate the agreement at any time for any or no reason. During the term of the agreement, Mr. Eastep served as Chief Financial Officer. Because his employment termination was due to his resignation without “good reason”, Mr. Eastep did not receive any payments or benefits under his agreement other than his annual base salary through the termination date, reimbursement for any unreimbursed business expenses incurred in accordance with Company policy prior to the date of termination, and such employee benefits, if any, as to which he may be entitled under the employee benefit plans or policies of the Company according to their terms, all reduced by amounts owned by Mr. Eastep to the Company. The employment agreement also contained a confidentiality provision, which applies indefinitely, non-competition restrictions that apply during the term of the employment agreement and customer and employee non-solicitation restrictions which apply for two years following Mr. Eastep’s termination of employment for any reason (including as a result of his resignation).

401(k) Plan

The 401(k) Plan, is a tax-qualified defined contribution savings plan for the benefit of all eligible employees of the Company. Employee contributions, including after-tax contributions, are permitted by means of pay reduction. The 401(k) Plan also provides for regular employer matching contributions up to a maximum of 100% of employee contributions up to 4% of a participant’s plan compensation. All employee contributions and earnings on employee contributions are at all times fully vested. Beginning with the second year of service, employer matching contributions are vested at a rate of 20% per year of service and are completely vested after six years of service.

Pension Benefits; Nonqualified Deferred Compensation

We do not currently offer any defined pension plans or any nonqualified deferred compensation plans to our named executive officers.

Equity Compensation and Equity Plans

In August 2013, our Board approved the adoption of the 2013 Omnibus Incentive Compensation Plan (the “2013 Omnibus Plan”), which our shareholders approved at our August 29, 2013 annual meeting. The 2013 Omnibus Plan is applicable to all awards granted on or after August 29, 2013 (“Effective Date”), and replaced the 2011 Plan for awards granted on or after the Effective Date. No new grants will be made under the 2013 Omnibus Plan after the Effective Date. The terms and conditions of awards granted under the 2011 Plan prior to the Effective Date were not affected by the adoption or approval of the 2013 Omnibus Plan, and the 2011 Plan remains effective with respect to such awards.

The 2013 Omnibus Plan
The 2013 Omnibus Plan provides for the grant of stock options intended to meet the requirements of “incentive stock options” under Section 422 of the Code as well as “non-qualified stock options” that do not meet such requirements, stock appreciation rights (“SARs”), restricted stock, restricted stock units, dividend equivalent rights, other stock-based or cash-based awards (collectively, “awards”). Our non-employee directors are not permitted to participate in the 2013 Omnibus Plan.
A total of 419,250 shares of Common Stock were reserved and available for issuance under the 2013 Omnibus Plan, which included the number of shares available for grant under the 2011 Plan as of the Effective Date. The 2013 Omnibus Plan is administered by the Compensation Committee. Subject to the terms of the 2013 Omnibus Plan, the Compensation Committee determines which employees and consultants will receive awards under the 2013 Omnibus Plan, the dates of grant, the number and types of awards to be granted, the exercise or purchase price of each award, and the terms and conditions of the awards, including the period of their exercisability and vesting and the fair market value applicable to a stock award.
Stock options granted under the 2013 Omnibus Plan generally have a term of 10 years and generally vest, subject to the grantee’s continued employment, in equal annual installments on the first four anniversaries of the grant date. In the event that a grantee’s relationship with the Company terminates, any stock option or portion of a stock option that is unvested as of the termination date will be terminated and forfeited as of such date. However, any stock option or portion of a stock option that has previously vested as of the termination date (and is otherwise exercisable) will terminate and be forfeited three months after the termination date, unless termination results from the participant’s death or disability, in which case the termination and forfeiture will take place one year after the termination date.
The Company has also granted restricted stock units to certain of its employees, including Messrs. Kraemer and McElroy. Restricted stock units generally vest, subject to the grantee’s continued employment, in equal annual installments, on the first three anniversaries of the grant date and are generally settled within 15 days thereafter. In the event that a grantee’s relationship with the Company terminates, any portion of a restricted stock unit award that is unvested as of the termination date will terminate and be forfeited, except as otherwise may be provided in an award agreement or employment agreement.
Change of Control. Unless the Compensation Committee determines otherwise, or as otherwise provided in the applicable award agreement, in the event of a change in control, the Compensation Committee may (i) provide for the assumption of or the issuance of substitute awards, (ii) provide that for a period of at least 20 days prior to the change in control, stock options or SARs that would not otherwise become exercisable prior to a change in control will be exercisable as to all shares of common stock, as the case may be, subject thereto and that any stock options or SARs not exercised prior to the consummation of the change in control will terminate and be of no further force or effect as of the consummation of the change in control, (iii) modify the terms of such awards to add events or conditions (including the termination of employment within a specified period after a change of control) upon which the vesting of such awards will accelerate or (iv) settle awards for an amount (as determined in the sole discretion of the Compensation Committee) of cash or securities (in the case of stock options and SARs that are settled in cash, the amount paid shall be equal to the in-the-money spread value, if any, of such awards).
In general terms, a change of control under the 2013 Omnibus Plan occurs:

•	if a person, other than Long Ridge Equity Partners, becomes a beneficial owner of our capital stock representing 35% of the voting power of our outstanding capital stock;

•
if we merge with another entity, unless (i) the business combination is with Long Ridge Equity Partners or (ii)(a) more than 50% of the combined voting power of the merged entity or its parent is represented by our voting securities that were outstanding immediately prior to the merger, (b) the Board prior to the merger constitutes at least a majority of the board of the merged entity or its parent following the merger and (c) no person is or becomes the beneficial owner of 35% or more of the combined voting power of the outstanding capital stock eligible to elect directors of the merged entity or its parent;

•	if we sell or dispose of all or substantially all of our assets; or

•	if we are liquidated or dissolved.

The 2011 Plan
The 2011 Plan was adopted in 2011 and was amended on April 10, 2013 to increase the number of shares of Common Stock available for grant under the 2011 Plan and was amended and restated on May 8, 2013. On August 29, 2013, our shareholders approved the 2013 Omnibus Plan to replace the 2011 Plan, and therefore, no further issuances or awards will be made pursuant to the 2011 Plan.
Stock options granted under the 2011 Plan generally vest, subject to the grantee’s continued employment with the Company, in equal annual installments on each of the first through fourth anniversaries of the grant date. In the event that a termination of a participant’s relationship with the Company occurs, any stock option or portion of a stock option that is unvested as of the termination date will terminate and be forfeited three months after the termination date, unless termination results from the participant’s death or disability, in which case the termination and forfeiture will take place one year after the termination date.

Material Transaction. Except as provided in an award agreement with a participant, if we experience a transaction, determined by the Board to be material, including the consummation of a sale of the Company or all or substantially all of our assets, a sale of the majority of the stock of the Company, a merger or consolidation transaction or any other transaction deemed appropriate by the Board, the Board may, in its sole discretion, provide for treatment of awards in any manner it deems appropriate. This includes, but is not limited to, substituting all awards under the 2011 Plan for alternative consideration as it may determine to be equitable in the circumstances, the acceleration of vesting or lapsing of any restriction and requiring and exercise of and payment of any awards to occur at the time of the material transaction and/or provision of the same consideration, calculated on a per share basis, as the holders of shares were entitled to receive as if the award was exercised and the restrictions lapsed.
Equity Compensation Plan Information

The following table sets forth information regarding outstanding options and restricted stock units and shares reserved for future issuance under the Company’s executive compensation plans in effect as of December 31, 2015:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	551,091	(1)	$13.72	302,881	(2)
Equity compensation plan not approved by security holders	—		$—	—
Total	551,091		$13.72	302,881

(1)
Consists of awards issued under the 2013 Omnibus Plan, the 2011 Plan and the 2013 Director Plan. This amount includes 124,734 restricted stock units and 31,312 options issued under the 2013 Omnibus Plan, 307,854 options issued under the 2011 Plan and 87,191 restricted stock units issued under the 2013 Director Plan. The weighted-average exercise price information in column (b) does not include restricted stock units.

(2)
Consists of shares available for issuance under the 2013 Omnibus Plan and the 2013 Director Plan, which may be subject to awards of stock options, stock appreciation rights, shares of restricted stock, restricted stock units and performance awards as determined by the Compensation Committee in its discretion. In addition, shares covered by outstanding awards become available for new awards if the award is forfeited or expires before delivery of the shares. No additional awards may be granted under the 2011 Plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Executive Compensation discussion included in this proxy statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Executive Compensation discussion be incorporated by reference in our annual report on Form 10-K for the fiscal year ended December 31, 2015 and included in this proxy statement.
Submitted by the Compensation Committee:
Sam D. Levinson (Chair)
J. Scott Mumphrey
Richard A. Mirro

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THIS SECTION SHOULD BE READ IN CONJUNCTION WITH THE
“AUDIT COMMITTEE REPORT” BELOW.

KPMG has been our independent registered public accounting firm since June 17, 2013 and audited our consolidated financial statements for the fiscal years ending December 31, 2013, 2014 and 2015. The Audit Committee has selected KPMG to serve as our independent registered public accounting firm and to serve as auditors for the fiscal year ending December 31, 2016. Shareholder ratification of the appointment is requested. Consistent with our Audit Committee Charter and the requirements of the Sarbanes Oxley Act of 2002 and applicable rules and regulations of the SEC and the NYSE, the ratification of the appointment of independent auditors by the shareholders will in no manner impinge upon or detract from the authority and power of the Audit Committee to appoint, retain, oversee and, if necessary, disengage the independent auditors. In the event the appointment of KPMG is not ratified by the shareholders, the Audit Committee will reconsider the appointment.
Representatives of KPMG are expected to be present at the virtual Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Fees and Services
The following table presents (i) the aggregate fees (including out-of-pocket expenses) for professional services rendered by KPMG during the 2014 and 2015 fiscal year for the audits of our annual financial statements and for other services, (ii) the aggregate fees (including out-of-pocket expenses) for professional services rendered by BKD LLP for 2015, (iii) the aggregate fees (including out-of-pocket expenses) for professional services rendered by Ernst & Young LLP for 2015 and (iv) the aggregate fees (including out-of-pocket expenses) for professional services rendered by other accounting firms for 2015.

Fee Category	Fiscal Year 2014 KPMG	Fiscal Year 2015 KPMG	Fiscal Year 2015 BKD	Fiscal Year 2015 Ernst & Young	Fiscal Year 2015 Other Firms
Audit fees (1)	$550,000	$878,417	$—	$—	$—
Audit-related fees(2)	$333,363	$7,613	$101,688	$63,480	$77,455
Tax fees(3)	$—	$—	$—	$245,952	$11,323
All other fees(4)	$—	$3,531	$—	$—	$4,866
Total fees	$883,363	$889,561	$101,688	$309,432	$93,644

(1)	Audit fees consisted principally of fees for audit work performed on our consolidated financial statements, review of quarterly financial statements, and other required audits.

(2)
Audit-related fees consisted principally of fees for comfort letter procedures, review of registration statements and periodic reports filed with the SEC and other accounting and reporting consultation.

(3)	Tax fees consisted principally of fees for tax compliance and tax advice.

(4)	All other fees represent fees for advisory services.

The Audit Committee has determined that the provision of the services identified in the table is compatible with maintaining the independence of KPMG. The Audit Committee approved 100% of the services identified in the table.

Pre-Approval Policy
The Audit Committee’s current practice on pre-approval of services performed by the independent registered public accounting firm is to require pre-approval of all audit services and permissible non-audit services. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the firm’s independence. In addition, the Audit Committee has delegated authority to grant certain pre-approvals to the Audit Committee Chair. Pre-approvals granted by the Audit Committee Chair are reported to the full Audit Committee at its next regularly scheduled meeting.
Board Voting Recommendation
THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE
“FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG.

AUDIT COMMITTEE REPORT

The Audit Committee is presently composed of three directors, Richard Mirro, Sam Levinson and J. Scott Mumphrey, all of whom are independent, as defined by the applicable rules for companies listed on the NYSE. The Audit Committee operates under a written charter adopted by the Board, a copy of which is available to shareholders on our website at www.stonegatemtg.com (select “Investor Relations” and click on “Corporate Governance”).
Management is responsible for our internal controls over the financial reporting processes. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and internal controls in accordance with auditing standards generally accepted in the United States and for issuing reports on such audit. The Audit Committee’s responsibility is to monitor and oversee these processes.
Management has represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and extensively discussed the consolidated financial statements with management and KPMG, our independent registered public accounting firm.
In reviewing our fiscal 2015 audited consolidated financial statements, the Audit Committee discussed with KPMG matters required to be discussed by Statement on Auditing Standards No. 61. KPMG also provided to the Audit Committee the written disclosures required by Independence Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG that firm’s independence.
Based upon the Audit Committee’s discussions with management and KPMG and the Audit Committee’s review of the representations of management and the reports of KPMG, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
Submitted by the Audit Committee:
Richard A. Mirro (Chair)
J. Scott Mumphrey
Sam Levinson

PROPOSAL 3

APPROVAL OF ADOPTION OF THE 2016 OMNIBUS INCENTIVE COMPENSATION PLAN

On May 18, 2016, the Board approved the adoption of the 2016 Omnibus Incentive Compensation Plan (the “2016 Plan”), subject to approval by our shareholders.
As of the record date of May 16, 2016, 61,369 shares in the aggregate remain available for issuance of grants to our employees under the 2013 Omnibus Plan. Based on our share usage (or “burn rate”) as discussed below and normal hiring and promotion activity, we estimate this number of shares will be insufficient to sustain our current grant practices through the end of 2016. Therefore, if shareholders do not approve the 2016 Plan, our future ability to issue equity-based awards other than cash-settled awards will be limited, which could have significant negative consequences, and could, among other things, impair out ability to align employee incentives with those of shareholders, result in non-deductible equity compensation expense and create unpredictable compensation costs.
The Company takes into account the relevant accounting and tax impact of all potential forms of equity awards in designing our grants. Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid by a publicly-traded corporation to certain “covered employees” unless the compensation is “performance-based,” which includes stock options and restricted stock units subject to performance goals, in each case granted under a shareholder-approved plan. We were not subject to Section 162(m) as a private company, and the post-initial public offering “transition relief” period under Section 162(m) with respect to our equity-based awards will expire upon our 2017 annual meeting (or if earlier, the exhaustion of the share reserve under the 2013 Omnibus Plan). Accordingly, the Company desires to adopt the 2016 Plan in order to permit grants after the exhaustion of the 2013 Omnibus Plan share reserve that may qualify as “performance-based compensation” exempt from deduction limits under Section 162(m) of the Code.
In addition, if our ability to grant equity awards is limited, we may be required to grant cash-settled instead of equity-settled awards. Replacing equity with cash-settled awards could increase compensation expense and contribute to greater volatility in reported earnings. Under current accounting rules, we would be required to mark-to-market any cash-settled awards that are indexed to the value of our common stock. This would cause fluctuations in our results and, if our stock price appreciates, an increase in employee compensation expense.
Our Board believes that the 200,000 shares available for grant under the 2016 Plan, combined with the 61,369 shares remaining available under the 2013 Omnibus Plan as of May 16, 2016, would provide sufficient shares for equity-based compensation needs of the Company for approximately two years following the effective date of the 2016 Plan, taking into account our historical grant practices (see “burn rate” below), executive promotions and new hires and normal growth. The Company’s three-year average annual burn rate for 2015 is below the Institutional Shareholder Services (“ISS”) burn rate threshold of 3.17% applied to our industry.(1)

(1)	ISS, “United States Summary Proxy Voting Guidelines, 2016 Benchmark Policy Recommendations” (February 23, 2016), available at https://www.issgovernance.com/policy-gateway/2016-policy-information/.

Burn Rate

The following table sets forth information regarding awards granted and earned under the 2013 Omnibus Plan, the burn rate for each of the last three fiscal years and the average burn rate over the last three years.

Burn Rate Summary

	FY 2015	FY 2014	FY 2013	Average
A Stock options granted	—	31,312	—	10,437
B Restricted stock units granted	64,652	10,448	49,634	41,578
C Net increase in diluted shares due to equity awards (A+B)[2]	64,652	41,760	49,634	52,015
D Weighted average shares outstanding	25,782,776	25,769,654	14,061,865	21,871,432
E Burn Rate (C/D)	0.25%	0.16%	0.35%	0.24%
F Adjusted Burn Rate[3]	0.50%	0.20%	0.71%	0.43%

(1)
Does not reflect the grant of stock options to certain members of management prior to our initial public offering. Of the 2,852,655 stock options issued in 2013 prior to our initial public offering, 1,043,612 have been forfeited as of May 16, 2016.

(2)
Reflects the gross number of shares underlying awards made to employees during the respective year, and does not take into account forfeitures and expirations, which would reduce the burn rate if taken into account.

(3)	Adjusted to reflect the ISS “multiplier” counting each full value award (RSU) as 2.0 option shares.

Share Overhang

Following the approval of the 2016 Plan by our shareholders, the total potential dilution or “overhang” (as commonly calculated) resulting from the 2016 Plan would be 4.86% (assuming the amendment to the 2013 Director Plan is approved by shareholders). The overhang is calculated as follows, in each case as of May 16, 2016: (x) the sum of (1) 200,000 shares available under the 2016 Plan, (2) 774,982 shares underlying previously granted outstanding awards under the 2013 Omnibus Plan, 2011 Plan and the 2013 Director Plan, and (3) 278,990 shares remaining available under the 2013 Omnibus Plan and the 2013 Director Plan (as amended pursuant to Proposal 4), divided by (y) 25,817,744 shares outstanding. We believe that the benefits to our shareholders resulting from equity award grants to our senior employees, including alignment with shareholder interests, outweigh the potential dilutive effect of grants under the 2016 Plan. Excluding the additional shares for the 2013 Director Plan that are contingent upon the approval of Proposal 4, the total dilution resulting from the 2016 Plan is 4.08%, as calculated per the approach described above.

We note that the number of shares remaining available for grant as described above differs from those reported in the “Equity Compensation Plan Information”, since that table, required by SEC disclosure rules, is dated as of December 31, 2015 and therefore does not take into account year-to-date grants for 2016. If the table were restated as of May 16, 2016, it would reflect 774,982 shares to be issued upon exercise of outstanding options, warrants and rights approved by security holders, with a weighted-average exercise price (for options) of $13.72, with 78,990 securities remaining available for future issuance under the Company's 2013 Omnibus Plan and the 2013 Director Plan (without regard to the increase in shares subject to shareholder approval pursuant to Proposal 4).
Material Terms of the 2016 Plan

The following summary of the material terms of the 2016 Plan is qualified in its entirety by reference to the complete text of the 2016 Plan, which is attached to this proxy statement as Annex I.

Shares Subject to the 2016 Plan

A total of 200,000 shares of our common stock will be reserved for issuance under the 2016 Plan. If an award granted under the 2016 Plan expired, is forfeited or is settled in cash, the shares of our common stock not acquired pursuant to the award will again become available for subsequent issuance under the 2016 Plan. The following types of shares under the 2016 Plan shall not become available for the grant of new awards under the 2016 Plan: (i) shares tendered to us or withheld to satisfy income or employment withholding taxes, (ii) shares tendered to us or withheld to pay the exercise price of an option, (iii) shares subject to a SAR that are not issued in connection with the settlement of such SAR on its exercise or (iv) shares purchased on the open market or otherwise with the cash proceeds from the exercise of options.
The aggregate number of shares of our common stock that may be granted to any employee during a calendar year in the form awards (other than stock options and SARs) that are intended to comply with Section 162(m) of the Code, may not exceed 200,000 (taking into account any transition relief available thereunder). The aggregate number of shares of our common stock that may be granted to any single individual during a calendar year in the form of stock options or SARs may not, in each case, exceed 200,000.

Eligibility

Incentive stock options may be granted only to employees. All other awards may be granted to employees and consultants, subject to limitations in the 2016 Plan.

Administration

The 2016 Plan is administered by the Compensation Committee. Subject to the terms of the 2016 Plan, the Compensation Committee determines which employees and consultants will receive awards under the 2016 Plan, the dates of grant, the number and types of awards to be granted, the exercise or purchase price of each award, and the terms and conditions of the awards, including the period of their exercisability and vesting and the fair market value applicable to a stock award.

Conditions on Awards
All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the Compensation Committee, in its sole discretion subject to certain limitations provided in the 2016 Plan. Each award granted under the 2016 Plan will be evidenced by an award agreement, which will govern that award’s terms and conditions. Unless otherwise approved by the Compensation Committee, awards are not assignable other than by will or the laws of descent and distribution.
The Compensation Committee may, prior to grant, condition the vesting of or the lapsing of any applicable vesting restrictions or conditions on awards upon the attainment of performance goals, continuation of service, or any other term or conditions. If performance goals are established by the Compensation Committee in connection with the grant of an award, and the Committee intends for the award to comply with the “performance based compensation” provisions of Code Section 162(m) (taking into account any transition relief available thereunder), they will be based upon one or more of the following performance criteria: asset growth; combined net worth; debt to equity ratio; earnings per share; revenues; investment performance; operating income (with or without investment income or income taxes); cash flow; margin; net income (before or after taxes); earnings before interest, taxes, depreciation and/or amortization; return on total capital, equity, revenue or assets; and increase in the fair market value of the Company’s common stock. The vesting conditions placed on any award need not be the same with respect to each grantee and the Compensation Committee shall have the sole discretion to amend any outstanding award to accelerate or waive any or all restrictions, vesting provisions or conditions set forth in the award agreement. Any of the above criteria may be used with or without adjustment for unusual or nonrecurring items and may be based upon the attainment of specified levels of Company or affiliate performance relative to the performance of other corporations.
Notwithstanding any other provision of the 2016 Plan to the contrary, all awards under the 2016 Plan, except for those that serve as a material inducement to a person or persons being hired by the Company or any subsidiary, will be subject to a minimum vesting schedule of at least thirty-six months following the date of grant of the award, provided, however, that (1) such vesting schedule may be on a monthly, quarterly or yearly pro-rata basis and (2) all awards for which vesting will lapse on the achievement of performance goals will be subject to a minimum vesting schedule of at least twelve months.

Types of Awards

The 2016 Plan provides for the grant of stock options intended to meet the requirements of “incentive stock options” under Section 422 of the Code as well as “non-qualified stock options” that do not meet such requirements, SARs, restricted stock, restricted stock units, dividend equivalent rights, other stock-based or cash-based awards (collectively, “awards”), all of which may be structured at the discretion of the Compensation Committee to satisfy the performance-based compensation requirements of Section 162(m) of the Code (taking into account any transition relief thereunder).

Stock Options
An award of a stock option gives a grantee the right to purchase a certain number of shares of our common stock during a specified term in the future at an exercise price equal to at least 100% of the fair market value of our common stock (or, in the case of an incentive stock option granted to a ten percent shareholder, 110% of the fair market value) on the grant date. The term of a stock option may not exceed 10 years (or, in the case of an incentive stock option granted to a ten percent stockholder, five years) from the date of grant. The exercise price of any stock option may be paid using (i) check, (ii) shares of our common stock previously owned by the grantee and (iii) other legal consideration approved by the company and permitted by applicable law or any combination of the foregoing. The Compensation Committee may also allow for cashless exercise.
Stock Appreciation Rights
A SAR entitles the grantee to receive an amount equal to the difference between the fair market value of our common stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of a share of our common stock on the grant date), multiplied by the number of shares subject to the SAR. The term of a SAR may not exceed 10 years from the date of grant. If the SAR is granted in connection with a stock option under the 2016 Plan then (i) the grantee, upon exercise of all or any part of the SAR, must surrender to us, unexercised, that portion of the underlying stock option relating to the same number of shares as is covered by the SAR (or the portion of the SAR so exercised), (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related stock option and stock options which have been so surrendered shall no longer be exercisable to the extent the related SARs have been exercised, and (iii) the SAR will be exercisable only to the extent that the related stock option is exercisable and the SAR shall expire no later than the date on which the related stock option expires. The grantee may exercise a SAR by providing written notice to the company. Payment to a grantee upon the exercise of a SAR may be either in cash or shares of our common stock as determined by the Compensation Committee.
Restricted Stock
A restricted stock award is an award of outstanding shares of our common stock that does not vest until a specified period of time has elapsed, or other vesting conditions have been satisfied as determined by the Compensation Committee, and which will be forfeited if the conditions to vesting are not met. Unless the Compensation Committee chooses to use another system, the Compensation Committee will issue a certificate in respect to the shares of restricted stock, registered in the name of the grantee, and the company may hold the certificate until the restrictions upon the award have lapsed. During the period that any restrictions apply, the transfer of stock awards is generally prohibited. Grantees generally have all of the rights of a stockholder as to those shares, including the right to vote the shares, however except as otherwise determined by the Compensation Committee the grantee shall not have the right to receive dividend payments on the shares subject to their award during the vesting period and the grantee will have the right to the unpaid dividends upon the lapsing of restrictions on those shares. To the extent the award of restricted stock permits a Section 83(b) election, if the grantee makes the election, the grantee will promptly file a copy of the election with the Company.
Restricted Stock Units
A restricted stock unit is an unfunded and unsecured obligation to issue a share of common stock (or an equivalent cash amount) to the grantee in the future. Restricted stock units become payable on terms and conditions determined by the Compensation Committee and will be settled either in cash or shares of our common stock or other securities or property, or any combination, as determined by the Compensation Committee.
Dividend Equivalent Rights
Dividend equivalent rights entitle the grantee to receive amounts equal to ordinary cash dividends that are paid on the shares underlying a grant while the grant is outstanding. Dividend equivalent rights may be paid in cash, in shares of our common stock or in a combination of the two. The Compensation Committee will determine whether dividend equivalent rights will be conditioned upon the vesting or payment of the grant to which they relate and the other terms and conditions of the grant.
Other Equity-Based or Equity-Related Awards
Under the 2016 Plan, the Compensation Committee may grant other types of equity-based, equity-related or cash-based awards subject to such terms and conditions that the Compensation Committee may determine. Such awards may include the grant or offer for sale of unrestricted shares of our common stock, performance share awards, and performance units settled in cash.

Performance-Based Awards

At the discretion of the Compensation Committee, awards may be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Code (taking into account any transition relief available thereunder). In such event, the performance-based award will be determined based on the attainment of written objective performance goals based on the performance criteria described above approved by the Compensation Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if the performance period is less than one year, the number of days which is equal to 25% of the relevant performance period. When setting performance goals, the Compensation Committee will also prescribe a formula to determine the amount of the performance-based award that may be payable upon the level of attainment of the performance goals during the performance period. Following the completion of each performance period, the Compensation Committee will have the sole discretion to determine whether the applicable performance goals have been met with respect to each individual, and if they have, will certify the amount of the applicable performance-based award.

Change of Control

Unless the Compensation Committee determines otherwise, or as otherwise provided in the applicable award agreement, in the event of a change in control, the Compensation Committee may (i) provide for the assumption of or the issuance of substitute awards, (ii) provide that for a period of at least 20 days prior to the change in control, stock options or SARs that would not otherwise become exercisable prior to a change in control will be exercisable as to all shares of common stock, as the case may be, subject thereto and that any stock options or SARs not exercised prior to the consummation of the change in control will terminate and be of no further force or effect as of the consummation of the change in control, (iii) modify the terms of such awards to add events or conditions (including the termination of employment within a specified period after a change of control) upon which the vesting of such awards will accelerate or (iv) settle awards for an amount (as determined in the sole discretion of the Compensation Committee) of cash or securities (in the case of stock options and SARs that are settled in cash, the amount paid shall be equal to the in-the-money spread value, if any, of such awards).

In general terms, a change of control under the 2016 Plan occurs:

•	if a person, other than Long Ridge Equity Partners, becomes a beneficial owner of our capital stock representing 35% of the voting power of our outstanding capital stock;

•
if we merge with another entity, unless (i) the business combination is with Long Ridge Equity Partners or (ii)(a) more than 50% of the combined voting power of the merged entity or its parent is represented by our voting securities that were outstanding immediately prior to the merger, (b) the Board prior to the merger constitutes at least a majority of the board of the merged entity or its parent following the merger and (c) no person is or becomes the beneficial owner of 35% or more of the combined voting power of the outstanding capital stock eligible to elect directors of the merged entity or its parent;

•	if we sell or dispose of all or substantially all of our assets; or

•	if we are liquidated or dissolved.

Effect of a Termination Event

Except as otherwise provided in the award agreement, if a termination of a grantee’s relationship with the Company occurs, any award or portion of an award that is unvested as of the termination date will be terminated and be forfeited as of the termination date. Except as otherwise provided in the award agreement, any stock option or SAR or portion of a stock option or SAR that has previously vested as of the termination date (and is otherwise exercisable) will terminate and be forfeited three months after the termination date, unless termination results from the participant’s death or disability, in which case the termination and forfeiture will take place one year after the termination date.

Repricing

Except as otherwise permitted by the terms of the 2016 Plan, reducing the exercise price of stock options issued and outstanding under the 2016 Plan, including through amendment, cancellation in exchange for the grant of a substitute award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of the Company’s shareholders.

Adjustments

In order to prevent the enlargement or dilution of rights as a result of any increase or decrease in the number of our shares resulting from stock splits, extraordinary dividends, stock dividends, recapitalizations, spinoff, splitup, combination, reclassification, merger, consolidation and certain other events affecting our common stock, the Compensation Committee will make adjustments as it deems appropriate in (i) the maximum number of shares of our common stock reserved for issuance as grants, (ii) the maximum number of awards that any individual participating in the 2016 Plan may be granted in any calendar year, (iii) the number and kind of shares or other property covered by outstanding grants, (iv) the kind of shares that may be issued under the 2016 Plan and (v) the exercise price of any outstanding stock awards, if applicable.

Amendment; Termination

Our Board of Directors or the Compensation Committee may amend or terminate the 2016 Plan at any time, provided that no such amendment may materially adversely impair the rights of a grantee of an award without the grantee’s consent. Our shareholders must approve any amendment if their approval is required in order to comply with the Code, applicable laws, or applicable stock exchange requirements. Unless terminated sooner by our Board of Directors or extended with shareholder approval, the 2016 Plan will terminate on May 27, 2026, but any outstanding award will remain in effect until the underlying shares are delivered or the award lapses.

New Plan Benefits

Grants of awards under the 2016 Plan, if any, will be subject to the Compensation Committee’s discretion. Therefore, we cannot determine the number or type of awards that will be granted to any participant under the 2016 Plan for 2016 or any other year and no information is provided concerning the benefits to be delivered under the 2016 Plan to any individual or group of individuals. If the 2016 Plan had been in effect in 2015 and prior years when awards were granted, the benefits or amounts received by, or allocated to, our named executive officers, other executive officers and non-executive officers and employees would have been identical to the benefits or amounts actually received by or allocated to such persons under 2013 Omnibus Plan in that the proposed terms of the 2016 Plan would not have an impact on the amount or nature of the awards the Compensation Committee issued in 2015 or may issue thereafter.

Material Federal Income Tax Consequences
The following discussion is intended only as a brief summary of the U.S. federal income tax rules that are generally relevant to awards that may be granted under the 2016 Plan, based upon the U.S. federal tax laws currently in effect, and is not intended to constitute (and is not) tax advice. The laws governing the tax aspects of awards are highly technical and such laws are subject to change. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the 2016 Plan. The income tax consequences under applicable foreign, state or local tax laws may not be the same as under U.S. federal income tax laws. Tax consequences to participants may vary based on their individual circumstances, and participants in the 2016 Plan are strongly urged to consult their own tax advisors regarding their federal, state, local, foreign and other tax consequences.
Nonqualified Stock Options and SARs
Upon the grant of a nonqualified stock option or SAR, assuming the exercise price is at least equal to the fair market value of a share of Common Stock on the date of grant, the award holder will not recognize any taxable income and the Company will not be entitled to a deduction. Upon the exercise of a nonqualified stock option or SAR, the excess of the fair market value of the shares acquired on the exercise of the nonqualified stock option or SAR over the exercise price or the cash paid in settlement of the SAR (the “spread”) will constitute compensation taxable to the award holder as ordinary income. The Company, in computing its U.S. federal income tax, will generally be entitled to a deduction in an amount equal to the compensation taxable to the award holder.

Incentive Stock Options
A grantee will not recognize taxable income on the grant or exercise of an incentive stock options. However, the spread at exercise will constitute an item includible in alternative minimum taxable income, and, thereby, may subject the grantee to the alternative minimum tax. Such alternative minimum tax may be payable even though the grantee receives no cash upon the compensation taxable to the award holder.
Upon the disposition of shares of stock acquired pursuant to the exercise of an incentive stock option, after the later of (i) two years from the date of grant of the incentive stock option or (ii) one year after the transfer of the shares to the grantee (the “ISO Holding Period”), the grantee will recognize long-term capital gain or loss, as the case may be, measured by the difference between the stock’s selling price and the exercise price. The Company is not entitled to any tax deduction by reason of the grant or exercise of an incentive stock option, or by reason of a disposition of stock received upon exercise of an incentive stock option if the ISO Holding Period is satisfied. Different rules apply if the grantee disposes of the shares of stock acquired pursuant to the exercise of an incentive stock option before the expiration of the ISO Holding Period.
Restricted Stock
A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, if permitted by the Company the grantee may timely elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse, and dividends paid while the Common Stock is subject to restrictions will be recognized by the grantee as ordinary income and subject to withholding taxes. If we comply with applicable reporting requirements, if applicable, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
Restricted Stock Units
There are no immediate tax consequences of receiving an award of phantom stock or restricted stock units, as long as the award is subject to restrictions (that is, the award is not transferrable and is subject to a substantial risk of forfeiture). A grantee who is awarded phantom stock or restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of the award when the award is settled at the end of the restriction period. If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
Unrestricted Stock
Participants who are awarded unrestricted Common Stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock on the date of the award, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
Section 409A of the Code
If an award is subject to Section 409A of the Code, but does not comply with the requirements of Section 409A, the taxable events as described below could apply earlier than described, and could result in the imposition of additional taxes and penalties. Recipients are urged to consult with their tax advisors regarding the applicability of Section 409A to the recipient’s awards.
Net Investment Income Tax
Recipients of awards are subject to a 3.8% tax on the lesser of (i) the recipient’s “net investment income” for the relevant taxable year and (ii) the excess of the recipient’s modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000, depending on the recipient’s circumstances). A recipient’s net investment income generally includes net gains from the disposition of shares of Common Stock. Recipients are urged to consult their tax advisors regarding the applicability of this Medicare tax to the recipient’s income and gains in respect of the recipient’s investment in the shares of Common Stock.

Board Voting Recommendation
THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE
“FOR” THE PROPOSAL TO ADOPT THE 2016 OMNIBUS INCENTIVE COMPENSATION PLAN

PROPOSAL 4

APPROVAL OF AMENDMENT TO 2013 NON-EMPLOYEE DIRECTOR
PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE
AND ADD ANNUAL COMPENSATION LIMIT

The Board has adopted, and proposes that our shareholders approve, an amendment (the “Plan Amendment”) to our 2013 Non-Employee Director Plan (the "2013 Director Plan"). The 2013 Director Plan was previously approved by our shareholders on August 29, 2013. The purpose of the Plan Amendment is to ensure that there will be sufficient shares available for delivery pursuant to the grant of equity-based awards to the Company’s non-employee directors. Accordingly, on May 3, 2016, subject to shareholder approval, the Board adopted the Plan Amendment to amended the 2013 Director Plan, contingent upon and effective as of the date approved by shareholders (the "Effective Date"), to (1) increase the number of shares of our common stock authorized for awards under the 2013 Director Plan by 200,000 shares and (2) impose an annual limit such that the aggregate value of cash and equity compensation granted to any one non-employee director in respect of any calendar year with respect to his or her service as a non-employee director may not exceed $400,000. The additional shares will be applicable only to awards granted on or after the date the Plan Amendment is approved by our shareholders. The foregoing summary of the Plan Amendment, and the following description of the material terms of the 2013 Director Plan, are in each case qualified in their entirety, respectively, by reference to the complete text of the 2016 Plan and the complete text of the Plan Amendment, which are attached to this proxy statement as Annex I and Annex II, respectively.
Purpose of the Amendment
The Board believes that the additional 200,000 shares available for grant under the 2013 Director Plan would provide sufficient shares for the non-employee director equity-based compensation needs of the Company for approximately three years following the Effective Date. This estimate is based on our anticipated share usage for 2016 and following years and our history of grants to non-employee directors, taking into account potential changes in our stock price, increased equity usage compared to cash fees and providing for the possibility of new directors who would be eligible to receive initial “staking” grants. Based on these considerations, we estimate that on average we will grant approximately 50,000 to 75,000 shares in the aggregate per year to our non-employee directors (although our actual grants may be higher or lower than this estimate based on numerous factors, primarily driven by stock price and number of directors).
A total of 104,812 shares of Common Stock were initially reserved and available for issuance under the 2013 Director Plan, of which 17,621 shares remain available for delivery as of May 16, 2016. We estimate that based on our share usages, our remaining shares available for grant will be insufficient to sustain our expected grant practices through the end of 2016. Therefore, if shareholders do not approve the Plan Amendment, our future ability to issue equity-based awards other than cash-settled awards will be limited.
As discussed above, replacing grants of equity-based awards with cash-based awards could, among other things, inhibit alignment with shareholders and, as discussed above, increase volatility in reported earnings and compensation expense. As described in the Executive Compensation and Director Compensation sections of this proxy statement, the Company awards equity compensation to our non-employee directors in order to align their interests with those of shareholders, which would not be possible if our non-employee director share reserve were exhausted. In addition, as noted above, under current accounting rules we would be required to mark-to-market any cash-settled awards that are indexed to the value of our common stock, which would cause fluctuations in our results and, if our stock price appreciates, an increase in compensation expense.
The incremental dilution resulting from the additional shares pursuant to the Plan Amendment is estimated to be modest, at approximately 0.77%, calculated as (x) 200,000 shares newly available under the 2013 Director Plan divided by (y) 25,817,744 shares outstanding as of May 16, 2016. The total potential dilution resulting from the adoption of the Plan Amendment, taking into account the Company’s outstanding equity-based awards, awards remaining for grant under the 2013 Omnibus Plan, 2013 Director Plan and 2016 Plan (if approved by shareholders), is described in Proposal 3 above. The Company takes into account the relevant accounting and tax impact of all potential forms of equity awards in designing our grants. We believe that the benefits to our shareholders resulting from equity award grants to our non-employee directors, including alignment with shareholder interests, outweigh the potential dilutive effect of the additional shares requested pursuant to the Plan Amendment.
History and Operation of the 2013 Director Plan
On August 2, 2013, our Board approved the adoption of the 2013 Director Plan, and our shareholders approved the 2013 Director Plan on August 29, 2013 at our 2013 Annual Meeting.
The purpose of the 2013 Director Plan is to give us a competitive advantage in attracting, retaining qualified directors for our Company. To accomplish these purposes, the 2013 Director Plan provides for the grant of stock options, SARs, restricted stock, restricted stock units, other stock-based or cash-based awards (collectively, “awards”).
Under the current terms of the 2013 Director Plan, the aggregate fair value (determined as of the grant date) of shares of our common stock that may be granted to any single non-employee director during a calendar year may not exceed $300,000. Under the Plan Amendment, this limit is replaced by an annual cap limiting the aggregate value of cash and equity compensation granted to any one non-employee director in respect of any calendar year with respect to his or her service as a non-employee director to $400,000.
Material Terms of the 2013 Director Plan
The following description of the 2013 Director Plan is qualified in its entirety by reference to the text of the plan, which was filed in connection with our initial public offering as an exhibit to our Form S-1.
General Description of Awards
The 2013 Director Plan provides for the grant of “non-qualified stock options” that do not meet the requirements of Section 422 of the Code, SARs, restricted stock, restricted stock units, dividend equivalent rights, and other stock-based or cash-based awards (collectively, “awards”). Incentive stock options may not be granted to non-employee directors. Unless the Compensation Committee determines otherwise, performance-based awards will not be granted under our 2013 Director Plan and awards to non-employee directors under the 2013 Director Plan will not be subject to a minimum vesting schedule.
Eligibility
Awards under the 2013 Director Plan may be made only to the Company’s non-employee directors.
Administration
The 2013 Director Plan is administered by the Compensation Committee. Among other things, the Compensation Committee determined the grantees of awards under the 2013 Director Plan, the type of awards granted, the number of shares of our common stock subject to awards and the terms and conditions of such awards (including the vesting, acceleration or forfeiture conditions). Vesting conditions may be based on the continued service of the participant or any other term or condition. The vesting conditions placed on any award need not be the same with respect to each participant and the Compensation Committee shall have the sole discretion at any time to accelerate or waive, in whole or in part, any or all remaining restrictions on vesting or exercisability with respect to any or all of the awards.
In addition, the Compensation Committee has the authority to modify, amend or adjust the terms and conditions of any award, suspend the vesting or exercise of an award in connection with a transaction involving the Company and determine the circumstances under which an award may be settled in cash, common stock, other securities, other awards, other property, or any combination of the foregoing. The Compensation Committee has the authority to adopt, alter, waive and repeal any administrative rules, guidelines and practices governing the 2013 Director Plan or an award thereunder as the Compensation Committee deems advisable, to interpret the terms and provisions of the 2013 Director Plan, to interpret, amend or waive the terms or provisions of any award under the 2013 Director Plan (and related award agreement), to correct any defect, supply any omission or reconcile any inconsistency in the 2013 Director Plan and otherwise supervise the administration of the 2013 Director Plan. Any determination made by the Compensation Committee shall be made in the sole discretion of the Compensation Committee or its delegate, are not required to be uniform across participants, and all such decisions shall be final, binding and conclusive on all persons, including the Company, its affiliates and participants in the 2013 Director Plan.
Change in Control
Change in Control provisions under the 2013 Director Plan are substantially consistent with the terms described above for the 2013 Omnibus Plan and 2016 Plan.
Effect of a Termination Event
Except as otherwise provided in the award agreement, if a termination of a participant’s relationship with the Company (whether as an employee, consultant or director) occurs, any award or portion of an award that is unvested as of the termination date will be terminated and be forfeited as of the employment termination date. Any stock option or portion of a stock option that has previously vested as of the termination date (and is otherwise exercisable) will terminate and be forfeited three months after the termination date, unless termination results from the participant’s death or disability, in which case the termination and forfeiture will take place one year after the termination date.
Amendment; Termination
The Board of Directors may amend, modify or terminate the 2013 Director Plan at any time, provided that no amendment, modification or termination may in any manner adversely affect any award granted pursuant to the 2013 Director Plan prior to the date of the termination, amendment or modification without consent of the participant or, if applicable, the transferee. Our shareholders will be required to approve any amendment to the extent such approval is necessary and desirable under the Code or any other applicable law or regulation.
New Plan Benefits
Each of the Company’s non-employee directors (currently 6 individuals) is eligible for grants under the 2013 Director Plan. The amount of each non-employee director’s award for 2016 (and subsequent years) will be determined based on the discretion of the Compensation Committee based on numerous factors which cannot currently be determined (including our stock price at the date of grant) and therefore cannot be calculated. There is no specific formula required to be used to determine the number or value of awards granted. As a result, we cannot determine the number or type of Awards that will be granted under the 2013 Director Plan to any participant for the 2016 fiscal year or subsequent fiscal years. If the Plan Amendment had been in effect in 2015 when awards for that year were granted, the benefits or amounts received by, or allocated to, our non-employee directors would have been identical to the benefits or amounts actually received by or allocated to such persons under the current terms of the 2013 Director Plan in that the proposed terms of the amended 2013 Director Plan would not have an impact on the amount or nature of the awards the Compensation Committee issued in 2015 or may issue thereafter.
Material Federal Income Tax Consequences
See “Material Federal Income Tax Consequences” under Proposal 3, “Approval of the 2016 Omnibus Incentive Compensation Plan”, for a brief summary of the U.S. federal income tax rules that are generally relevant to awards that may be granted under the 2013 Director Plan. The summary is based upon the U.S. federal tax laws currently in effect, and is not intended to constitute (and is not) tax advice. The laws governing the tax aspects of awards are highly technical and such laws are subject to change. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the 2013 Director Plan. The income tax consequences under applicable foreign, state or local tax laws may not be the same as under U.S. federal income tax laws. Tax consequences to participants may vary based on their individual circumstances, and participants in the 2013 Director Plan are strongly urged to consult their own tax advisors regarding their federal, state, local, foreign and other tax consequences.
Board Voting Recommendation
THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE
“FOR” THE PROPOSAL TO AMEND THE 2013 NON-EMPLOYEE DIRECTOR PLAN.

CERTAIN RELATIONSHIPS
AND RELATED PARTY TRANSACTIONS

Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing. Our Board has approved a written related party transaction policy that took effect July 24, 2013. Pursuant to this policy, directors, executive officers and senior managers are required to report to the General Counsel any transactions or circumstances that may create or appear to create a conflict between the personal interests of the individual and the interests of the Company, regardless of the amount involved. All other employees are required to make such reports to the head of their particular department. The General Counsel will report these transactions which involve executive officers and directors to the Audit Committee or the Board, which may grant a waiver. Such waiver must be promptly disclosed as required by SEC or NYSE rules. Any waiver for other employees may be made only by the General Counsel. The Audit Committee, Board or Chief Administrative Officer, as applicable, in making a decision, will consider various factors, including the benefit of the transaction to the Company, the terms of the transaction and whether they are at arm’s-length and in the ordinary course of the Company’s business, the direct or indirect nature of the related person’s interest in the transaction, the size and expected term of the transaction, and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards.
Prior to the adoption of the written policy, our Board used similar processes and controls to obtain information from our directors, executive officers and significant shareholders regarding related party transactions and then determined, based on the facts and circumstances, whether we or a related person had a direct or indirect material interest in these transactions.
Arrangements with Long Ridge Equity Partners and its Affiliates

Long Ridge Equity Partners controls our largest shareholder, Stonegate Investors Holdings. Long Ridge Equity Partners is a private investment firm focused on the financial services industry.

Investor Rights Agreement
In connection with the investment by Stonegate Investors Holdings in us, we entered into an Investor Rights Agreement which was amended in May 2013 pursuant to which Stonegate Investors Holdings is entitled to various registration, preemptive and information rights with respect to our securities owned by it. Subsequently, in September 2013, we entered into a second amendment. Specifically, the Investor Rights Agreement, as amended, provides Stonegate Investors Holdings with the following registration rights:
Specified Registration. Stonegate Investors Holdings may request, at any time after the earlier of (1) March 9, 2015 and (2) the date that is six months after the effective date of our first registration statement for a public offering of our securities, that we register all or part of the securities held by Stonegate Investors Holdings, including shares of Common Stock owned by it following the May 2013 private offering and shares of Common Stock issued upon exercise of the warrants owned by it described below.
Company Registration. If we determine to register any of our securities (other than in certain excluded registrations), we have agreed to promptly notify Stonegate Investors Holdings and use our commercially reasonable efforts to include in that registration all or part of the securities held by Stonegate Investors Holdings that Stonegate Investors Holdings requests that we include.
Stonegate Investors Holdings is entitled to five registration requests on the terms described above under the Investor Rights Agreement. In the initial public offering and in any company registration, the registration rights of Stonegate Investors Holdings were to be or will be pari passu with the registration rights of the holders in the May 2013 private offering. Stonegate Investors Holdings will have priority over the investors in the May 2013 private offering with respect to its specified registrations and any future registrations that it requests under the terms of the Investor Rights Agreement.
The Investor Rights Agreement contains customary provisions relating to registration rights, including, without limitation, customary rights relating to registration procedures, our obligation to pay registration expenses (other than selling expenses), our right to defer certain registrations, the right of Stonegate Investors Holdings to distribute their equity securities by means of an underwriting, cutback rights, holdback rights, indemnification, reporting, cooperation, transfer and assignment, and termination.
The Investor Rights Agreement provides that if we grant any other person registration rights that are more favorable to the holder of those registration rights than the registration rights of Stonegate Investors Holdings under the Investor Rights Agreement, the registration rights of Stonegate Investors Holdings under the Investor Rights Agreement shall be deemed to be amended to incorporate such more favorable provisions.
In addition to the registration rights, the Investor Rights Agreement, as amended, provides that, so long as Stonegate Investors Holdings continues to own at least 10% of the shares of Common Stock, Stonegate Investors Holdings has the right of first refusal to purchase its pro rata share of any securities that we propose to issue and sell in a private offering or private placement, subject to certain exceptions. In any such offering, Stonegate Investors Holdings is required to pay the same consideration and accept the same material terms as any other prospective purchaser of such securities.
The Investor Rights Agreement also provides that Stonegate Investors Holdings will have the right to request and receive certain financial information so long as it continues to own at least 10% of the shares of Common Stock.
Termination. The right to request registration or inclusion in any registration pursuant to the Investors Right Agreement will terminate on the earlier of (i) the date on which all shares of common stock issued or issuable upon conversion of the preferred shares subject to such agreement are sold pursuant to such registration or may immediately be sold without limitation under Rule 144 or other similar applicable law, rule or regulation during any consecutive 90-day period, and (ii) five years after the closing of our IPO.
Shareholders’ Agreement
In connection with our May 2013 private offering, we entered into an amendment to the Shareholders’ Agreement with Stonegate Investors Holdings and our other shareholders pursuant to which Stonegate Investors Holdings has various governance and other rights. Subsequently, in September 2013, we entered into a second amendment. Specifically, the amendments to the Shareholders’ Agreement provide for the following with respect to the composition of our Board and committees thereof:

•
After the completion of our IPO, Stonegate Investors Holdings will be permitted to designate two members to our Board so long as it owns at least 15% of the shares of Common Stock and one member to our Board so long as it owns at least 10% and not more than 15% of the shares of Common Stock. We have also agreed that a majority of the members of our Board will be independent within the meaning of the corporate governance rules of the NYSE.

•
Subject to the corporate governance rules of the NYSE, if shares of Common Stock are then admitted for trading, Stonegate Investors Holdings is permitted to designate one member to each committee of our Board.

Management Agreement
In connection with the investment in Stonegate Investors Holdings in us in March 2012, we entered into a Management Agreement with Long Ridge Equity Partners pursuant to which Long Ridge Equity Partners was entitled to a management fee in consideration of the consulting and advisory services that it provides to us. In connection with the

May 2013 private offering, we agreed with Long Ridge Equity Partners LLC to terminate the Management Agreement upon payment of the management fee for 2013 (in the amount of $320,000) and our agreement to make an additional payment of $500,000 to Long Ridge Equity Partners LLC upon the earlier of the consummation of the IPO of shares of Common Stock and May 15, 2014 (the first anniversary of the consummation of the May 2013 private offering). Thus, we paid Long Ridge Equity Partners LLC a management fee of $320,000 upon consummation of the May 2013 private offering and paid them a termination fee of $500,000 in January 2014.

Loan and Security Agreement
On March 29, 2013, we entered into a term loan agreement with Stonegate Investors Holdings, our principal stockholder, to borrow a bridge loan in the principal amount of $10.0 million maturing on or before September 30, 2013 at a rate per annum equal to 5% compounded monthly commencing on the closing date and ending May 31, 2013, and thereafter at a rate per annum equal to 12.5% compounded monthly ("SIH Loan"). Under the terms of the term loan agreement, we issued warrants to Stonegate Investors Holdings for the right to purchase 277,777 shares of Common Stock at a price of $18.00 per share. The term loan agreement matured upon the consummation of our May 2013 private offering and was repaid in full with $4.3 million of cash and 314,147 shares of Common Stock, at a per share price of $18.00, totaling $5.7 million, which were issued in our May 2013 private offering for the remaining balance on the term loan. The warrants are exercisable at any time through March 29, 2018. Because the warrants meet the criteria of a derivative financial instrument that is indexed to the Company’s own stock, the warrants’ allocable fair value of $1.5 million was recorded as a debt discount. The debt discount was fully amortized into interest expense upon repayment of the term loan in full, resulting in $1.5 million of interest expense during the six months ended June 30, 2013.

Warrant Agreement
As part of the consideration for granting the SIH Loan, we entered into a warrant agreement, dated as of March 29, 2013, between us and Stonegate Investors Holdings (the “Warrant Agreement”), which gives the holder thereof the right to subscribe for and purchase Common Stock (the “Warrants”). The holder is entitled to purchase up to 277,777 shares of common stock at an exercise price of $18.00 per share, in each case subject to adjustments for recapitalizations and reclassifications. (Stonegate Investors Holdings, LLC has since transferred warrants to purchase a total of 39,062 shares of Common Stock to its affiliate, Long Ridge Equity Partners, LLC, and to Glick Pluchenik 2011 Trust.) The term of the Warrants commenced on May 15, 2013 (the closing of our issuance of common stock in the May 2013 private offering) and will remain exercisable for five years until May 15, 2018.
The purchase price can be paid, at the election of the holder of the Warrants, by (i) cash or check or (ii) on a net issuance basis, by surrender of all or a portion of the Warrants for common stock to be exercised. To the extent the Warrants are not previously exercised as to all shares subject to them, and if the fair market value of one share of common stock is greater than the exercise price of $18.00, the Warrants will be deemed automatically exercised on a net issuance basis as of immediately before their expiration. The Warrants, after the date that they become exercisable, are transferable, in whole or in part, without charge to the holder (except for transfer taxes), upon surrender of the Warrants.

Arrangements with Certain Executive Officers and Directors

Through June 30, 2013 we had an agreement with an entity in which J. Scott Mumphrey, one of our directors, is a principal to manage and grow our Home Improvement Program division, which primarily focuses on the origination of certain FHA and Fannie Mae loans. In accordance with the terms of our agreement, the entity in which Mr. Mumphrey is a principal received an annual management fee of $107,500 payable quarterly through January 15, 2014, 10% of all revenue generated by the division payable quarterly through January 15, 2014, and 33.33% of the annual net income of the division for calendar 2012 and 2013. The management fees amounted to $339,362 for the year ended December 31, 2012. This agreement terminated on June 30, 2013 and we agreed to pay $159,384 in fees upon termination.
Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the SEC require us to disclose the identity of directors, executive officers and beneficial owners of more than 10% of Common Stock who did not file on a timely basis reports required by Section 16(a) of the Securities

Exchange Act of 1934. Such persons are required by SEC regulations to furnish us with all copies of Section 16(a) forms they file.
Based solely on a review of copies of such reports and forms received by us and written representations from reporting persons, we believe that all directors and executive officers complied with all filing requirements applicable to them during fiscal 2015.
Shareholder Proposals

Any proposal which a shareholder desires to have considered for inclusion in our proxy materials relating to our 2017 Annual Meeting of Shareholders must be received at our executive offices no later than January 7, 2017.
If a shareholder wants to present a proposal, or nominate a person for election as Director at the 2017 Annual Meeting, we must receive written notice of the proposal or nomination no fewer than 60 or more than 90 calendar days prior to the 2017 Annual Meeting date, provided, however, that if the public announcement of the date of the 2017 Annual Meeting is not made at least 75 calendar days prior to the date of the 2017 Annual Meeting and the 2017 Annual Meeting is held on a date more than 10 calendar days before or after the first anniversary date on which the 2016 Annual Meeting was held, notice by a shareholder, to be timely, must be received no later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the 2017 Annual Meeting. Any shareholder notice must meet the requirements set forth in our Regulations. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, management proxies would be allowed to use their discretionary voting authority to vote on any matter with respect to which the foregoing requirements have been met.
Requests to have a shareholder proposal considered for inclusion in our 2016 proxy materials and notices of intent to present a proposal or nomination directly at the 2016 Annual Meeting should be directed to our Secretary at Secretary, Stonegate Mortgage Corporation, 9190 Priority Way West Drive, Suite 300, Indianapolis, IN 46240. Notices should be sent by first class United States mail or by a nationally recognized courier service. If you use the mail, we recommend that you use certified mail, return receipt requested.
We did not receive notice of any shareholder proposals relating to the 2016 Annual Meeting. At the 2017 Annual Meeting, our management may exercise discretionary authority when voting on any properly presented shareholder proposal that is not included as an agenda item in this proxy statement.

Annual Reports

A copy of our Annual Report and Form 10-K for the fiscal year ended December 31, 2015, which includes audited financial statements, will be furnished without charge to any shareholder who requests it in writing from our Secretary, Stonegate Mortgage Corporation, 9190 Priority Way West Drive, Suite 300, Indianapolis, IN 46240, and are also available from the SEC’s Internet site at www.sec.gov or via our Internet site at www.stonegatemtg.com.
Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

ANNEX I

STONEGATE MORTGAGE CORPORATION

2016 OMNIBUS INCENTIVE COMPENSATION PLAN
STONEGATE MORTGAGE CORPORATION

STONEGATE MORTGAGE CORPORATION
2016 OMNIBUS INCENTIVE COMPENSATION PLAN

ARTICLE I
GENERAL

1.1 Purpose

The purpose of the Stonegate Mortgage Corporation 2016 Omnibus Incentive Compensation Plan (the “Plan”) is to give the Company (as hereinafter defined) a competitive advantage in attracting, retaining and motivating employees and consultants (other than non-employee directors of the Company) and to provide the Company and its Affiliates (as hereinafter defined) with a plan providing incentives more directly linked to the success of the Company and increases in shareholder value.
The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company’s goals. The Plan is intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of employees and consultants who make significant contributions to the success of the Company.

1.2 Definitions of Certain Terms

For purposes of this Plan, the following terms have the meanings set forth below:

1.2.1 “Affiliate” means a corporation or other entity controlling, controlled by or under common control with the Company which shall include any related corporation (as defined in the Code).

1.2.2 “Award” means an award made pursuant to the Plan.

1.2.3 “Award Agreement” means the written document by which each Award is evidenced, and which may, but need not be (as determined by the Committee) executed or acknowledged by a Grantee as a condition to receiving an Award or the benefits under an Award, and which sets forth the terms and provisions applicable to Awards granted under the Plan to such Grantee. Any reference herein to an agreement in writing will be deemed to include an electronic writing to the extent permitted by applicable law.

1.2.4 “Board” means the Board of Directors of the Company.

1.2.5 “Business Combination” has the meaning provided in the definition of Change in Control.

1.2.6 “Certificate” means a stock certificate (or other appropriate document or evidence of ownership) representing Shares.

1.2.7 “Change in Control” means the occurrence of any of the following events:

(a)     any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), is or becomes a “beneficial owner” (as defined in Rule 13d3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (“Company Voting Securities”); provided, however, that the event described in this paragraph (a) shall not be deemed to be a Change in Control by virtue of the ownership, or acquisition, of Company Voting Securities:  (A) by the Company or any Subsidiary (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (b) of this definition) or (E) by Long Ridge Equity Partners, LLC (“Long Ridge”) or any affiliate of Long Ridge of which Long Ridge owns (either directly or indirectly) a majority of the voting power or which Long Ridge controls (either directly or indirectly);

(b)     the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), excluding such a Business Combination with Long Ridge or any affiliate of Long Ridge of which Long Ridge owns (either directly or indirectly) a majority of the voting power or which Long Ridge controls (either directly or indirectly), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Entity”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting power, is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent), is or becomes the beneficial owner, directly or indirectly, of 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity) and (C) at least a majority of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) of this paragraph (b) shall be deemed to be a “Non-Qualifying Transaction”); or

(c)     the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets.

    Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 35% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then occur.

1.2.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the applicable rulings and regulations thereunder.

1.2.9 “Committee” has the meaning set forth in Section 1.3.1.

1.2.10 “Common Stock” means the common stock of the Company, par value $0.01 per share, and any other securities or property issued in exchange therefor or in lieu thereof pursuant to Section 1.6.3.

1.2.11 “Company” means Stonegate Mortgage Corporation and any Subsidiary and any successor entity.

1.2.12 “Company Voting Securities” has the meaning provided in the definition of Change in Control.

1.2.13 “Consent” has the meaning set forth in Section 3.3.2.

1.2.14 “Consultant” means any individual (other than a non-employee director of the Company), corporation, partnership, limited liability company or other entity that provides bona fide consulting or advisory services to the Company or any Subsidiary.

1.2.15 “Covered Person” has the meaning set forth in Section 1.3.4.

1.2.16 “Director” means a member of the Board.

1.2.17 “Disability” means, except as otherwise determined by the Committee in an Award Agreement, disability as determined under procedures established by the Committee for purposes of the Plan; provided, however, in the case of Incentive Stock Options “Disability” shall have the meaning set forth in the Code.

1.2.18 “Effective Date” has the meaning set forth in Section 3.24.

1.2.19 “Employee” means a regular, active employee and/or a prospective employee of the Company or any Subsidiary.

1.2.20 “Employment” means a Grantee’s performance of services for the Company or any Subsidiary, as determined by the Committee. The terms “employ” and “employed” will have their correlative meanings. The Committee in its sole discretion may determine (a) whether and when a Grantee’s leave of absence results in a termination of Employment, (b) whether and when a change in a Grantee’s association with the Company or any Subsidiary results in a termination of

Employment and (c) the impact, if any, of any such leave of absence or change in association on outstanding Awards. Unless expressly provided otherwise, any references in the Plan or any Award Agreement to a Grantee’s Employment being terminated will include both voluntary and involuntary terminations.

1.2.21 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

1.2.22 “Fair Market Value” means, with respect to a Share, the closing price reported for the Common Stock on the applicable date as reported on the New York Stock Exchange or, if not so reported, as determined in accordance with a valuation methodology approved by the Committee, unless determined as otherwise specified herein. For purposes of the grant of any Award, the applicable date will be the trading day on which the Award is granted or, if the date the Award is granted is not a trading day, the trading day immediately prior to the date the Award is granted. For purposes of the exercise of any Award, the applicable date is the date a notice of exercise is received by the Company or, if such date is not a trading day, the trading day immediately following the date a notice of exercise is received by the Company.

1.2.23 “Grantee” means an Employee or Consultant who receives an Award.

1.2.24 “Incentive Stock Option” means a stock option to purchase Shares that is intended to be an “incentive stock option” within the meaning of Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is designated as an Incentive Stock Option in the applicable Award Agreement.

1.2.25 “Incumbent Directors” has the meaning provided in the definition of Change in Control.

1.2.26 “Long Ridge” has the meaning provided in the definition of Change in Control.

1.2.27 “Non-Qualifying Transaction” has the meaning provided in the definition of Change in Control.

1.2.28 “Other Stock-Based or Cash-Based Awards” has the meaning set forth in Section 2.9.1.

1.2.29 “Performance-Based Awards” means certain Other Stock-Based or Cash-Based Awards granted pursuant to Section 2.9.2.

1.2.30 “Performance Criteria” has the meaning set forth in Section 2.9.2.

1.2.31 “Performance Goals” means the performance goals established by the Committee in connection with the grant of restricted stock, performance units, phantom stock or restricted stock units, which may or may not be based on Performance Criteria. Such Performance Goals also may be based upon the attaining of specified levels of Company and/or Affiliate performance relative to the performance of other corporations.

1.2.32 “Plan” has the meaning set for in Section 1.1.

1.2.33 “Plan Action” has the meaning set forth in Section 3.3.1.

1.2.34 “Section 409A” means Section 409A of the Code, including any amendments or successor provisions to that section, and any regulations and other administrative guidance thereunder, in each case as they may be from time to time amended or interpreted through further administrative guidance.

1.2.35 “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

1.2.36 “Share Limit” has the meaning set forth in Section 1.6.1.

1.2.37 “Shares” means shares of Common Stock.

1.2.38 “Subsidiary” means any entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors, or in which the Company has the right to receive 50% or more of the distribution of profits or 50% of the assets upon liquidation or dissolution.

1.2.39 “Surviving Entity” has the meaning provided in the definition of Change in Control.

1.2.40 “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company and of any Subsidiary or parent corporation of the Company.

1.2.41 “Termination Date” means, with respect to any Grantee, the date of the applicable Termination Event.

1.2.42 “Termination Event” means, (a) in the case of an Employee, the termination of the employment relationship between the Employee and the Company and each Affiliate; provided, however, that if an Employee’s relationship with the Company or an Affiliate changes but, after the change, such Employee continues to be an Employee, then no Termination Event shall be deemed to have occurred by reason of such change; (b) in the case of a consultant, the termination of the consulting relationship between the consultant and the Company and each Affiliate; provided, however, that if a consultant’s relationship with the Company or an Affiliate changes but, after the change, the consultant continues to be a consultant, then no Termination Event shall be deemed to have occurred by reason of such change.

1.2.43 “Treasury Regulations” means the regulations promulgated under the Code by the United States Treasury Department, as amended.

1.3 Administration

1.3.1 The Compensation Committee of the Board (as constituted from time to time, and including any successor committee, the “Committee”) will administer the Plan. In particular, the Committee will have the authority in its sole discretion to:
(a)     exercise all of the powers granted to it under the Plan;

(b)     construe, interpret and implement the Plan and all Award Agreements;

(c)     prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing the Committee’s own operations;

(d)     make all determinations necessary or advisable in administering the Plan;

(e)     correct any defect, supply any omission and reconcile any inconsistency in the Plan;

(f)     amend the Plan to reflect changes in applicable law;

(g)     grant Awards and determine who will receive Awards, when such Awards will be granted and the terms of such Awards, including setting forth provisions with regard to the effect of a termination of Employment on such Awards;

(h)     amend any outstanding Award Agreement in any respect including, without limitation, to

(1) accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised (and, in connection with such acceleration, the Committee may provide that any Shares acquired pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award),

(2) accelerate the time or times at which Shares are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any Shares delivered pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award),

(3) waive or amend any goals, restrictions, vesting provisions or conditions set forth in such Award Agreement, or impose new goals, restrictions, vesting provisions and conditions or

(4) reflect a change in the Grantee’s circumstances (e.g., a change to part-time employment status or a change in position, duties or responsibilities); and

(i)     determine at any time whether, to what extent and under what circumstances and method or methods, subject to Section 3.15,

(1) Awards may be

(A) settled in cash, Shares, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement will have on the Grantee’s Award, including the effect on any repayment provisions under the Plan or Award Agreement),

(B) exercised or

(C) canceled, forfeited or suspended,

(2) Shares, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Grantee thereof or of the Committee,

(3) to the extent permitted under applicable law, loans (whether or not secured by Common Stock) may be extended by the Company with respect to any Awards,

(4) Awards may be settled by the Company, any of its Subsidiaries or affiliates or any of their designees and

(5) the exercise price for any stock option (other than an Incentive Stock Option, unless the Committee determines that such a stock option will no longer constitute an Incentive Stock Option) or stock appreciation right may be reset.

1.3.2 Actions of the Committee may be taken by the vote of a majority of its members present at a meeting (which may be held telephonically). Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken will be fully effective as if it had been taken by a vote at a meeting. The determination of the Committee on all matters relating to the Plan or any Award Agreement will be final, binding and conclusive. The Committee may allocate among its members and delegate to any person who is not a member of the Committee or to any administrative group within the Company, any of its powers, responsibilities or duties. In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to be deductible under Section 162(m) of the Code or to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act. Except as specifically provided to the contrary, references to the Committee include any administrative group, individual or individuals to whom the Committee has delegated its duties and powers.

1.3.3 Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board will have all of the authority and responsibility granted to the Committee herein.

1.3.4 No Director or Employee (each such person, a “Covered Person”) will have any liability to any person (including any Grantee) for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award, except as expressly provided by statute. Each Covered Person will be indemnified and held harmless by the Company against and from:

(a)     any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement, in each case, in good faith and

(b)     any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company will have sole control over such defense with counsel of the Company’s choice.

The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Amended Articles of Incorporation or By-laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

1.4 Persons Eligible for Awards

Awards under the Plan may be made to Employees and Consultants.

1.5 Types of Awards Under Plan

    Awards may be made under the Plan in the form of cash-based or stock-based Awards. Stock-based Awards may be in the form of any of the following, in each case in respect of Common Stock:

(a)     stock options,

(b)     stock appreciation rights,

(c)     restricted shares,

(d)     restricted stock units,

(e)     dividend equivalent rights and

(f)     other equity-based or equity-related Awards (as further described in Section 2.9), that the Committee determines to be consistent with the purposes of the Plan and the interests of the Company.

Notwithstanding any other provision of the Plan to the contrary, all Awards under the Plan, except for Awards that serve as a material inducement to a person or persons being hired by the Company or any Subsidiary, shall be subject to a minimum vesting schedule of at least thirty-six months following the date of grant of the Award, provided, however, that (1) such vesting schedule may be on a monthly, quarterly or yearly pro-rata basis and (2) all Awards for which vesting will lapse on achievement of Performance Goals shall be subject to a minimum vesting schedule of at least twelve months.

1.6 Shares of Common Stock Available for Awards

1.6.1 Common Stock Subject to the Plan. Subject to the other provisions of this Section 1.6, the total number of Shares that may be granted under the Plan shall be 200,000 (the “Share Limit”). Notwithstanding the foregoing, to the extent permitted under applicable law and applicable stock exchange rules, Awards that provide for the delivery of Shares subsequent to the applicable grant date may be granted in excess of the Share Limit if such Awards provide for the forfeiture or cash settlement of such Awards to the extent that insufficient Shares remain under the Share Limit at the same time that Shares would otherwise be issued in respect of such Award.

1.6.2 Replacement of Shares. Shares subject to an Award that is forfeited (including any restricted shares repurchased by the Company at the same price paid by the Grantee so that such Shares are returned to the Company), expires or is settled for cash (in whole or in part), to the extent of such forfeiture, expiration or cash settlement shall be available for future grants of Awards under the Plan and shall be added back in the same number of Shares as were deducted in respect of the grant of such Award. The payment of dividend equivalent rights in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Shares (i) tendered by a Grantee or withheld by the Company in payment of the exercise price of a stock option or to satisfy any tax withholding obligation with respect to an Award, (ii) subject to a stock appreciation right that are not issued in connection with the settlement of such stock appreciation right on its exercise and (iii) purchased on the open market or otherwise with the cash proceeds from the exercise of stock options, will not again be available for Awards.

1.6.3 Adjustments. The Committee will:

(a)     adjust the number of Shares authorized pursuant to Section 1.6.1,

(b)     adjust the individual Grantee limitations set forth in Sections 1.7, 2.4.1 and 2.5.1,

(c)     adjust the number of Shares set forth in Section 2.4.2 that can be issued through Incentive Stock Options and

(d)     adjust the terms of any outstanding Awards (including, without limitation, the number of Shares covered by each outstanding Award, the type of property to which the Award relates and the exercise or strike price of any Award), in such manner as it deems appropriate (including, without limitation, by payment of cash) to prevent the enlargement or dilution of rights, as a result of any increase or decrease in the number of issued Shares (or issuance of shares of stock other than Shares) resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, split up, combination, reclassification or exchange of Shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or Shares, including any extraordinary dividend or extraordinary distribution; provided that no such adjustment shall be made if or to the extent that it would cause an outstanding Award to cease to be exempt from, or to fail to comply with, Section 409A of the Code.

1.7 Individual Limitations

The maximum number of Shares with respect to which Awards (other than stock options and stock appreciation rights) may be granted during any calendar year to any Grantee who is an Employee shall be 200,000 (as adjusted pursuant to the provisions of Section 1.6.3). The grant limit under the preceding sentence shall apply to an Award other than a stock option or stock appreciation right only if the Award is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code.

ARTICLE II
AWARDS UNDER THE PLAN

2.1 Agreements Evidencing Awards

Each Award granted under the Plan will be evidenced by an Award Agreement that will contain such provisions and conditions as the Committee deems appropriate. Unless otherwise provided herein, the Committee may grant Awards in tandem with or, subject to Section 3.15, in substitution for or satisfaction of any other Award or Awards granted under the Plan or any award granted under any other plan of the Company. By accepting an Award pursuant to the Plan, a Grantee thereby agrees that the Award will be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

2.2 No Rights as a Stockholder

No Grantee (or other person having rights pursuant to an Award) will have any of the rights of a stockholder of the Company with respect to Shares subject to an Award until the delivery of such Shares. Except as otherwise provided in Section 1.6.3, no adjustments will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Common Stock, other securities or other property) for which the record date is before the date the Certificates for the Shares are delivered, or in the event the Committee elects to use another system, such as book entries by the transfer agent, before the date in which such system evidences the Grantee’s ownership of such Shares.

2.3 Conditions on Awards

The Committee may, prior to grant, condition the vesting of or the lapsing of any applicable vesting restrictions or other vesting conditions on Awards upon the attainment of Performance Goals. The Committee may, in addition to or instead of requiring satisfaction of Performance Goals, condition vesting or lapsing upon the continued service of the Grantee or upon any other term or condition. The provisions of Awards (including any applicable Performance Goals) need not be the same with respect to each Grantee.

2.4 Options

2.4.1 Grant. Stock options may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine; provided, however, that the maximum number of Shares as to which stock options may be granted under the Plan to any one individual in any calendar year may not exceed 200,000 Shares (as adjusted pursuant to the provisions of Section 1.6.3).

2.4.2 Incentive Stock Options. At the time of grant, the Committee will determine:
(a)     whether all or any part of a stock option granted to an eligible Employee will be an Incentive Stock Option and
(b)      the number of Shares subject to such Incentive Stock Option; provided, however, that

(1)      the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by an eligible Employee during any calendar year (under all such plans of the Company and of any Subsidiary or parent corporation of the Company) will not exceed $100,000 and

(2)      no Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is not eligible to receive an Incentive Stock Option under the Code.

The form of any stock option which is entirely or in part an Incentive Stock Option will clearly indicate that such stock option is an Incentive Stock Option or, if applicable, the number of Shares subject to the Incentive Stock Option. No more than 200,000 Shares (as adjusted pursuant to the provisions of Section 1.6.3) that can be delivered under the Plan shall be issued through Incentive Stock Options.

2.4.3 Exercise Price. The exercise price per share with respect to each stock option will be determined by the Committee but, except as otherwise permitted by Section 1.6.3, may never be less than the Fair Market Value of a share of Common Stock (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110% of the Fair Market Value). Unless otherwise noted in the Award Agreement, the Fair Market Value of the Common Stock will be its closing price on the New York Stock Exchange on the date of grant of the Award of stock options.

2.4.4 Term of Stock Option. In no event will any stock option be exercisable after the expiration of 10 years (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 5 years) from the date on which the stock option is granted.

2.4.5 Vesting and Exercise of Stock Option and Payment for Shares. A stock option may vest and be exercised at such time or times and subject to such terms and conditions as will be determined by the Committee at the time the stock option is granted and set forth in the Award Agreement. Subject to any limitations in the applicable Award Agreement, any Shares not acquired pursuant to the exercise of a stock option on the applicable vesting date may be acquired thereafter at any time before the final expiration of the stock option.

To exercise a stock option, the Grantee must give written notice to the Company specifying the number of Shares to be acquired and accompanied by payment of the full purchase price therefor in cash or by certified or official bank check or in another form as determined by the Company, which may include:

(a)     personal check,

(b)     Shares, based on the Fair Market Value as of the exercise date,

(c)     any other form of consideration approved by the Company and permitted by applicable law and

(d)     any combination of the foregoing.

The Committee may also make arrangements for the cashless exercise of a stock option. Any person exercising a stock option will make such representations and agreements and furnish such information as the Committee may, in its sole discretion, deem necessary or desirable to effect or assure compliance by the Company on terms acceptable to the Company with the provisions of the Securities Act, the Exchange Act and any other applicable legal requirements. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. If a Grantee so requests, Shares acquired pursuant to the exercise of a stock option may be issued in the name of the Grantee and another jointly with the right of survivorship.

2.4.6 Repricing. Except as otherwise permitted by Section 1.6.3, reducing the exercise price of stock options issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of the stockholders of the Company.

2.5 Stock Appreciation Rights

2.5.1 Grant. Stock appreciation rights may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine; provided, however, that the maximum number of Shares as to which stock appreciation rights may be granted under the Plan to any one individual in any calendar year may not exceed 200,000 Shares (as adjusted pursuant to the provisions of Section 1.6.3).

2.5.2 Exercise Price. The exercise price per share with respect to each stock appreciation right will be determined by the Committee but, except as otherwise permitted by Section 1.6.3, may never be less than the Fair Market Value of the Common Stock. Unless otherwise noted in the Award Agreement, the Fair Market Value of the Common Stock will be its closing price on the New York Stock Exchange on the date of grant of the Award of stock appreciation rights.

2.5.3 Term of Stock Appreciation Right. In no event will any stock appreciation right be exercisable after the expiration of 10 years from the date on which the stock appreciation right is granted.

2.5.4 Vesting and Exercise of Stock Appreciation Right and Delivery of Shares. Each stock appreciation right may vest and be exercised in such installments as may be determined in the Award Agreement at the time the stock appreciation right is granted. Subject to any limitations in the applicable Award Agreement, any stock appreciation rights not exercised on the applicable vesting date may be exercised thereafter at any time before the final expiration of the stock appreciation right.
To exercise a stock appreciation right, the Grantee must give written notice to the Company specifying the number of stock appreciation rights to be exercised. Upon exercise of stock appreciation rights, Shares, cash or other securities or property, or a combination thereof, as specified by the Committee, equal in value to:

(a)     the excess of:

(1)     the Fair Market Value of the Common Stock on the date of exercise over

(2)     the exercise price of such stock appreciation right multiplied by

(b)     the number of stock appreciation rights exercised that will be delivered to the Grantee.

Any person exercising a stock appreciation right will make such representations and agreements and furnish such information as the Committee may, in its sole discretion, deem necessary or desirable to effect or assure compliance by the Company on terms acceptable to the Company with the provisions of the Securities Act, the Exchange Act and any other applicable legal requirements. If a Grantee so requests, Shares purchased may be issued in the name of the Grantee and another jointly with the right of survivorship.

2.5.5 Repricing. Except as otherwise permitted by Section 1.6.3, reducing the exercise price of stock appreciation rights issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of the stockholders of the Company.

2.5.6 Terms and Conditions. If the stock appreciation right is granted in connection with a stock option under the Plan then (A) the Grantee, upon exercise of all or any part of the stock appreciation rights, shall surrender to the Company, unexercised, that portion of the underlying stock option relating to the same number of Shares as is covered by the stock appreciation rights (or the portion of the stock appreciation rights so exercised), (B) the stock appreciation right shall terminate and no longer be exercisable upon the termination or exercise of the related stock option and stock options which have been so surrendered shall no longer be exercisable to the extent the related stock appreciation rights have been exercised, and (c) the stock appreciation right shall be exercisable only to the extent that the related stock option is exercisable and the stock appreciation right shall expire no later than the date on which the related stock option expires.

2.6 Restricted Shares

2.6.1 Grants. The Committee may grant or offer for sale restricted shares in such amounts and subject to such terms and conditions as the Committee may determine. Upon the delivery of such shares, the Grantee will have the rights of a stockholder with respect to the restricted shares, subject to any other restrictions and conditions as the Committee may include in the applicable Award Agreement. Each Grantee of an Award of restricted shares will be issued a Certificate in respect of such shares, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of such shares. In the event that a Certificate is issued in respect of restricted shares, such Certificate may be registered in the name of the Grantee, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, but will be held by the Company or its designated agent until the time the restrictions lapse.

2.6.2 Right to Vote and Receive Dividends on Restricted Shares. Each Grantee of an Award of restricted shares will, during the period of restriction, be the beneficial and record owner of such restricted shares and will have full voting rights with respect thereto. Unless the Committee determines otherwise in an Award Agreement, during the period of restriction, all dividends (whether ordinary or extraordinary and whether paid in cash, additional shares or other property) or other distributions paid upon any restricted share will be retained by the Company for the account of the relevant Grantee. Such dividends or other distributions will revert back to the Company if for any reason the restricted share upon which such dividends or other distributions were paid reverts back to the Company. Upon the expiration of the period of restriction, all such dividends or other distributions made on such restricted share and retained by the Company will be paid to the relevant Grantee (without interest).

2.6.3 Awards and Certificates. If and to the extent determined by the Company to be necessary, any Certificate issued in respect of shares of restricted stock shall be registered in the name of such Grantee and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Stonegate Mortgage Corporation 2016 Omnibus Incentive Compensation Plan and an award agreement. Copies of such plan and award agreement are on file at the offices of Stonegate Mortgage Corporation.”
The Committee may require that the Certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of restricted stock, the Grantee shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

2.6.4 Terms and Conditions. To the extent the Award of restricted stock permits a Code Section 83(b) election, if a Grantee makes an election pursuant to Section 83(b) of the Code concerning an Award of restricted stock, the Grantee shall promptly file a copy of such election with the Company.

2.7 Restricted Stock Units

The Committee may grant Awards of restricted stock units in such amounts and subject to such terms and conditions as the Committee may determine. A Grantee of a restricted stock unit will have only the rights of a general unsecured creditor of the Company, until delivery of Shares, cash or other securities or property is made as specified in the applicable Award Agreement. On the delivery date specified in the Award Agreement, the Grantee of each restricted stock unit not previously forfeited or terminated will receive one share of Common Stock, cash or other securities or property equal in value to a share of Common Stock or a combination thereof, as specified by the Committee.

2.8 Dividend Equivalent Rights

The Committee may include in the Award Agreement with respect to any Award a dividend equivalent right entitling the Grantee to receive amounts equal to all or any portion of the regular cash dividends that would be paid on the Shares covered by such Award if such Shares had been delivered pursuant to such Award. The grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of the Company until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Committee will determine whether such payments will be made in cash, in Shares or in another form, whether they will be conditioned upon the exercise of the Award to which they relate (subject to compliance with Section 409A of the Code), the time or times at which they will be made, and such other terms and conditions as the Committee will deem appropriate.

2.9 Other Stock-Based or Cash-Based Awards

2.9.1 Grant. The Committee may grant other types of equity-based, equity-related or cash-based Awards (including the grant or offer for sale of unrestricted Shares, performance share awards, performance units settled in cash) (“Other Stock-Based or Cash-Based Awards”) in such amounts and subject to such terms and conditions as the Committee may determine. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals related to the completion of service by the Grantee or the achievement of Performance Goals, as determined by the Committee at the time of grant. Such Awards may entail the transfer of actual Shares to Award recipients and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

2.9.2 Performance-Based Awards. Notwithstanding anything to the contrary herein, Other Stock-Based or Cash-Based Awards may, at the discretion of the Committee, be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Code. In such event, the Committee shall follow the following procedures to the extent required to comply with Section 162(m) of the Code (taking into account any transition relief available thereunder):

(a)     Establishment of the Performance Period, Performance Goals and Formula. A Grantee’s Performance-Based Award shall be determined based on the attainment of written objective Performance Goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the Performance Goal relates or, if the performance period is less than one year, the number of days which is equal to 25% of the relevant performance period. At the same time as the Performance Goals are established, the Committee will prescribe a formula to determine the amount of the Performance-Based Award that may be payable based upon the level of attainment of the Performance Goals during the performance period.

(b)     Performance Criteria. The Performance Goals shall be based on one or more of the following business criteria (either separately or in combination) with regard to the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) (“Performance Criteria”): asset growth; earnings per share; enterprise value or value creation targets; combined net worth; debt to equity ratio; earnings per share; revenues; investment performance; operating income (with or without investment income or income taxes); cash flow; margin; net income, before or after taxes; earnings before interest, taxes, depreciation and/or amortization; return on total capital, equity, revenue or assets; and increase in Fair Market Value of Common Stock. Any Performance Criteria may be used with or without adjustment for unusual items or nonrecurring items.

Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles (“GAAP”) and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of its periodic reports to stockholders.

In addition, the Performance Goals may be based upon the attainment of specified levels of the Company (or Subsidiary, division, other operation unit or administrative department of the Company) performance under one or more of the measures described above relative to historic performance or the performance of other corporations. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), for each calendar year of the Company, the Committee may (i) designate additional business criteria on which the Performance Goals may be based or (ii) provide for objectively determinable adjustments, modifications or amendments, as determined in accordance with GAAP, to any of the Performance Criteria described above for one or more of the items of gain, loss, profit or expense: (A) determined to be unusual or nonrecurring in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a segment of business under GAAP or (E) attributable to the business operations of any entity acquired by the Company during the calendar year.

(c)     Certification of Performance Goals. Following the completion of each performance period, the Committee shall have the sole discretion to determine whether the applicable Performance Goals have been met with respect to a given Grantee and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Grantee may be less (but not more) than the amount determined by the applicable Performance Goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Grantee at such time as determined by the Committee in its sole discretion after the end of such performance period.

2.10 Repayment If Conditions Not Met

If the Committee determines that all terms and conditions of the Plan and a Grantee’s Award Agreement were not satisfied, and that the failure to satisfy such terms and conditions is material, then the Grantee will be obligated to pay the Company immediately upon demand therefor, (a) with respect to a stock option and a stock appreciation right, an amount equal to the excess of the Fair Market Value (determined at the time of exercise) of the Shares that were delivered in respect of such exercised stock option or stock appreciation right, as applicable, over the exercise price paid therefor, (b) with respect to restricted shares, an amount equal to the Fair Market Value (determined at the time such shares became vested) of such restricted shares and (c) with respect to restricted stock units, an amount equal to the Fair Market Value (determined at the time of delivery) of the Shares delivered with respect to the applicable delivery date, in each case with respect to clauses (a), (b) and (c) of this Section 2.10, without reduction for any amount applied to satisfy withholding tax or other obligations in respect of such Award.

ARTICLE III
MISCELLANEOUS

3.1 Amendment of the Plan

3.1.1 Unless otherwise provided in the Plan or in an Award Agreement, the Board may at any time and from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever but, subject to Sections 1.3, 1.6.3 and 3.7, no such amendment shall materially adversely impair the rights of the Grantee of any Award without the Grantee’s consent. Subject to Sections 1.3, 1.6.3 and 3.7, an Award Agreement may not be amended to materially adversely impair the rights of a Grantee without the Grantee’s consent.

3.1.2 Unless otherwise determined by the Board, stockholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self-regulatory agency; provided, however, if and to the extent the Board determines that it is appropriate for Awards granted under the Plan to constitute performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code (taking into account any “transition relief” available to the Company under the Code), no amendment that would require stockholder approval in order for amounts paid pursuant to the Plan to constitute performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code will be effective without the approval of the stockholders of the Company as required by Section 162(m) of the Code and, if and to the extent the Board determines it is appropriate for the Plan to comply with the provisions of Section 422 of the Code, no amendment that would require stockholder approval under Section 422 of the Code will be effective without the approval of the stockholders of the Company.

3.2 Tax Withholding

Grantees shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that they incur in connection with the receipt, vesting or exercise of any Award. As a condition to the delivery of any Shares, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, FICA tax),

(a)     the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Grantee whether or not pursuant to the Plan (including Shares otherwise deliverable),

(b)     the Committee will be entitled to require that the Grantee remit cash to the Company (through payroll deduction or otherwise) or

(c)     the Company may enter into any other suitable arrangements to withhold, in each case in an amount not to exceed in the opinion of the Company the minimum amounts of such taxes required by law to be withheld.

3.3 Required Consents and Legends

3.3.1 If the Committee at any time determines that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of Shares or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action a “Plan Action”), then, subject to Section 3.15 such Plan Action will not be taken, in whole or in part, unless and until such Consent will have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any Certificate evidencing Shares delivered pursuant to the Plan will bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended shares.

3.3.2 The term “Consent” as used in this Article III with respect to any Plan Action includes:
(a)     any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state, or local law, or law, rule or regulation of a jurisdiction outside the United States,

(b)     any and all written agreements and representations by the Grantee with respect to the disposition of Shares, or with respect to any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made,

(c)     any and all other consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory body or any stock exchange or self-regulatory agency,

(d)     any and all consents by the Grantee to:
(i)     the Company’s supplying to any third party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan,

(ii)     the Company’s deducting amounts from the Grantee’s wages, or another arrangement satisfactory to the Committee, to reimburse the Company for advances made on the Grantee’s behalf to satisfy certain withholding and other tax obligations in connection with an Award and

(iii)     the Company’s imposing sales and transfer procedures and restrictions and hedging restrictions on Shares delivered under the Plan and

(e)     any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein will require the Company to list, register or qualify the Shares on any securities exchange.

3.4 Right of Offset

The Company will have the right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Grantee then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award provides for the deferral of compensation within the meaning of Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Grantee to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.

3.5 Effect of Termination Event

Except as otherwise set forth in the Award Agreement:

(a)     Generally. If a Termination Event occurs for a Grantee for any reason, other than his or her Disability or death, then (i) any Award or portion thereof that is unvested (or otherwise unexercisable or for which restrictions have not lapsed) as of the Termination Date shall terminate and be forfeited as of the Termination Date, and (ii) any stock option or stock appreciation right or portion thereof that has previously vested (and is otherwise exercisable) as of the Termination Date shall terminate and be forfeited on the earlier of (A) the date that is three months after the Termination Date and (B) the expiration date set forth in the Award Agreement for such stock option or stock appreciation right; provided, however, that if the Grantee should die during that three-month period, such option or stock appreciation right or portion thereof shall terminate on the earlier of (A) the date that is one year after the Termination Date and (B) the expiration date set forth in the Award Agreement for such stock option or stock appreciation right.

(b)     Disability or Death. If a Grantee who is an individual has a Termination Event as a result of his or her Disability or death, then (i) any Award or portion thereof that is unvested (or otherwise unexercisable or for which restrictions have not lapsed) as of the Termination Date shall terminate and be forfeited as of the Termination Date, and (ii) any stock option or stock appreciation right or portion thereof that has previously vested (and is otherwise exercisable) as of the Termination Date shall terminate and be forfeited on the earlier of (A) the date that is one year after the Termination Date and (B) the expiration date set forth in the Award Agreement for such stock option or stock appreciation right.

3.6 Nonassignability; No Hedging

Unless otherwise provided in an Award Agreement, no Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) will be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative. Notwithstanding the foregoing, the Committee may permit, under such terms and conditions that it deems appropriate in its sole discretion, a Grantee to transfer any Award to any person or entity that the Committee so determines. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section 3.6 will be null and void and any Award which is hedged in any manner will immediately be forfeited. All of the terms and conditions of the Plan and the Award Agreements will be binding upon any permitted successors and assigns.

3.7 Change in Control

3.7.1 Unless the Committee determines otherwise or as otherwise provided in the applicable Award Agreement, in the event of a Change in Control, a Grantee’s Award shall be treated, to the extent determined by the Committee to be permitted under Section 409A, in accordance with one or more of the following methods as determined by the Committee in its sole discretion: (i) settle such Awards for an amount (as determined in the sole discretion of the Committee) of cash or securities, where in the case of stock options and stock appreciation rights, the value of such amount, if any, will be equal to the in-the-money spread value (if any) of such awards; (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion; (iii) modify the terms of such awards to add events, conditions or circumstances (including termination of employment within a specified period after a Change in Control) upon which the vesting of such Awards or lapse of restrictions thereon will accelerate; or (iv) provide that for a period of at least 20 days prior to the Change in Control, any stock options or stock appreciation rights that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all Shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any stock options or stock appreciation rights not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control. For the avoidance of doubt, in the event of a Change in Control where all stock options and stock appreciation rights are settled for an amount (as determined in the sole discretion of the Committee) of cash or securities, the Committee may, in its sole discretion, terminate any stock option or stock appreciation right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor. Similar actions to those specified in this Section 3.7.1 may be taken in the event of a merger or other corporate reorganization that does not constitute a Change in Control.

3.8 No Continued Employment on Engagement; Right of Discharge Reserved

Neither the adoption of the Plan nor the grant of any Award shall confer upon any Employee any right to continued employment or any Consultant any right to continued engagement, nor shall it interfere in any way with the right of the Company or any Affiliate to terminate the employment of any Employee or the engagement of any Consultant at any time.

3.9 Nature of Payments

3.9.1 Any and all grants of Awards and deliveries of Common Stock, cash, securities or other property under the Plan will be in consideration of services performed or to be performed for the Company or any Subsidiary by the Grantee. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a Grantee. Only whole Shares will be delivered under the Plan. Awards will, to the extent reasonably practicable, be aggregated in order to eliminate any fractional shares. Fractional shares may, in the discretion of the Committee, be forfeited or be settled in cash or otherwise as the Committee may determine.

3.9.2 All such grants and deliveries of Shares, cash, securities or other property under the Plan will constitute a special discretionary incentive payment to the Grantee, will not entitle the Grantee to the grant of future Awards and will not be required to be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the Grantee, unless the Company specifically provides otherwise.

3.10 Non-Uniform Determinations
3.10.1 The Committee’s determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a Grantee’s Employment has been terminated for purposes of the Plan.

3.10.2 To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purposes of the Plan, the Committee may, without amending the Plan, establish special rules applicable to Awards to Grantees who are foreign nationals, are employed outside the United States or both and grant Awards (or amend existing Awards) in accordance with those rules.

3.11 Other Payments or Awards

Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.12 Plan Headings

The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

3.13 Termination of Plan

The Board reserves the right to terminate the Plan at any time; provided, however, that in any case, the Plan will terminate on the day before the tenth anniversary of the Effective Date, and provided further, that all Awards made under the Plan before its termination will remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

3.14 Clawback/Recapture Policy

Awards under the Plan shall be subject to any clawback or recapture policy, if any, that the Company may adopt from time to time to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to the Company after they have been distributed to the Grantee.

3.15 Section 409A Compliance

3.15.1 All Awards made under the Plan that are intended to be “deferred compensation” subject to Section 409A shall be interpreted, administered and construed to comply with Section 409A, and all Awards made under the Plan that are intended to be exempt from Section 409A shall be interpreted, administered and construed to comply with and preserve such exemption. The Board and the Committee shall have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement with respect to an Award, the Plan shall govern.

3.15.2 Without limiting the generality of Section 3.15.1, with respect to any Award made under the Plan that is intended to be “deferred compensation” subject to Section 409A:

(a)     any payment due upon a Grantee’s termination of employment shall be paid only upon such Grantee’s separation from service from the Company within the meaning of Section 409A;

(b)     any payment to be made with respect to such Award in connection with the Grantee’s separation from service from the Company within the meaning of Section 409A (and any other payment that would be subject to the limitations in Section 409A(a)(2)(B) of the Code) shall be delayed until six months after the Grantee’s separation from service (or earlier death) in accordance with the requirements of Section 409A;

(c)     if any payment to be made with respect to such Award would occur at a time when the tax deduction with respect to such payment would be limited or eliminated by Section 162(m) of the Code, such payment may be deferred by the Company under the circumstances described in Section 409A until the earliest date that the Company reasonably anticipates that the deduction or payment will not be limited or eliminated;
        (d)     to the extent necessary to comply with Section 409A, any other securities, other Awards or other property that the Company may deliver in lieu of Shares in respect of an Award shall not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the Shares that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A);

(e)     with respect to any required Consent described in Section 3.3 or the applicable Award Agreement, if such Consent has not been effected or obtained as of the latest date provided by such Award Agreement for payment in respect of such Award and further delay of payment is not permitted in accordance with the requirements of Section 409A, such Award or portion thereof, as applicable, will be forfeited and terminate notwithstanding any prior earning or vesting;

(f)     if the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Grantee’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment;

(g)     if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Grantee’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award; and

(h)     for purposes of determining whether the Grantee has experienced a separation from service from the Company within the meaning of Section 409A, “subsidiary” shall mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with the Company, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations.

3.16 Governing Law

THE PLAN AND ALL AWARDS MADE AND ACTIONS TAKEN THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

3.17 Disputes; Choice of Forum

3.17.1 The Company and each Grantee, as a condition to such Grantee’s participation in the Plan, hereby irrevocably submit to the exclusive jurisdiction of any state or federal court located in the County of Marion, State of Indiana, over any suit, action or proceeding arising out of or relating to or concerning the Plan or, to the extent not otherwise specified in any individual agreement between the Company and the Grantee, any aspect of the Grantee’s employment with the Company or the termination of that employment. The Company and each Grantee, as a condition to such Grantee’s participation in the Plan, acknowledge that the forum designated by this Section 3.17.1 has a reasonable relation to the Plan and to the relationship between such Grantee and the Company. Notwithstanding the foregoing, nothing herein will preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of Section 3.17.1.

3.17.2 The agreement by the Company and each Grantee as to forum is independent of the law that may be applied in the action, and the Company and each Grantee, as a condition to such Grantee’s participation in the Plan, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or such Grantee now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 3.17.1, (iii) undertake not to commence any action arising out of or relating to or concerning the Plan in any forum other than the forum described in this Section 3.17 and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court will be conclusive and binding upon the Company and each Grantee.

3.17.3 Each Grantee, as a condition to such Grantee’s participation in the Plan, hereby irrevocably appoints the Chief Administrative Officer as such Grantee’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning the Plan, who will promptly advise such Grantee of any such service of process.

3.17.4 Each Grantee, as a condition to such Grantee’s participation in the Plan, agrees to keep confidential the existence of, and any information concerning, a dispute, controversy or claim described in Section 3.18, except that a Grantee may disclose information concerning such dispute, controversy or claim to the court that is considering such dispute, controversy or claim or to such Grantee’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim).

3.18 Waiver of Jury Trial

EACH GRANTEE WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PLAN.

3.19 Waiver of Claims

Each Grantee of an Award recognizes and agrees that before being selected by the Committee to receive an Award the Grantee has no right to any benefits under the Plan. Accordingly, in consideration of the Grantee’s receipt of any Award hereunder, the Grantee expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which his or her consent is expressly required by the express terms of an Award Agreement). Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Grantee. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA).

3.20 Severability; Entire Agreement

If any of the provisions of the Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

3.21 No Liability With Respect to Tax Qualification or Adverse Tax Treatment

Notwithstanding anything to the contrary contained herein, in no event shall the Company be liable to a Grantee on account of an Award’s failure to (a) qualify for favorable United States or foreign tax treatment or (ii) avoid adverse tax treatment under United States or foreign law, including, without limitation, Section 409A.

3.22 No Third Party Beneficiaries

Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement will confer on any person other than the Company and the Grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 1.3.4 will inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.

3.23 Successors and Assigns of the Company

The terms of the Plan will be binding upon and inure to the benefit of the Company and any successor entity, including as contemplated by Section 3.7.

3.24 Date of Adoption and Approval of Stockholders

The Plan was adopted by the Board on [*], 2016 and was approved by the stockholders of the Company on [*], 2016 (the “Effective Date”).

ANNEX II

Amendment No. 1 to the 2013 Non-Employee Director Plan

WHEREAS, Stonegate Mortgage Corporation (the “Company”) has adopted and maintains the 2013 Non-Employee Director Plan (the “Plan”);

WHEREAS, the Board of Directors of the Company desires to amend the Plan as set forth below, subject to approval by the stockholders of the Company, to be effective upon the date of such approval (the “Amendment Effective Date”); and

WHEREAS, capitalized terms not otherwise defined shall have the meaning given to them by the Plan.

NOW, THEREFORE, pursuant to Section 3.1 of the Plan, the Plan is hereby amended as follows:

1.
The Share Limit shall be increased to add 200,000 Shares to the number of Shares that may be granted in respect of Awards under the Plan, to be available for grants after the Amendment Effective Date. Accordingly, the first sentence of Section 1.6.1 of the Plan is hereby amended to read in its entirety as follows:

“1.6.1 Common Stock Subject to the Plan. Subject to the other provisions of this Section 1.6, the total number of Shares that may be granted under the Plan shall be 304,812 (the “Share Limit”); provided, however, that the aggregate fair value (determined as of the date of grant) of the Shares that may be granted under the Plan to any one individual in any calendar year may not exceed $300,000.”

2.	A new aggregate annual limit on Non-Employee Director cash and equity compensation shall be added to the Plan. Accordingly, the following new Section 3.25 is hereby added:

“3.25 Limits on Compensation to Non-Employee Directors

Notwithstanding anything to the contrary, the aggregate value of cash compensation and Awards or other stock-based compensation (in each case determined as of the date of grant) granted to any one Non-Employee Director in respect of any calendar year, solely with respect to his or her service as a Non-Employee Director, may not exceed $400,000.”

3.	Section 2.10 of the Plan ceased to apply upon the Company’s initial public offering. Accordingly, Section 2.10 is hereby deleted in its entirety.

Except as set forth above, the Plan shall remain unmodified and in effect in accordance with its terms as of the Amendment Effective Date.

As adopted by the Board of Directors of the Company on [•], 2016, contingent upon approval by the stockholders of the Company to be effective as of the Amendment Effective Date.

STONEGATE™ MORTGAGE

STONEGATE MORTGAGE CORPORATION
9190 PRIORITY WAY WEST DR
SUITE 300
INDIANAPOLIS, IN 46240
ATTN: MICHAEL McELROY

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SGM2016**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E11615-P80880 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STONEGATE MORTGAGE CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Richard A. Kraemer
02) Kevin Bhatt
03) J. Scott Mumphrey

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

E11616-P80880

STONEGATE MORTGAGE CORPORATION
Annual Meeting of Shareholders
June 29, 2016 9:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jim Smith and Mike McElroy, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of STONEGATE MORTGAGE CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, EDT on June 29, 2016, at www.virtualshareholdermeeting.com/SGM2016, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.)

Continued and to be signed on reverse side